    Tenant: Asure Software, Inc.
    Premises: 405 Colorado, Suite 1800
LEASE

THIS LEASE (“Lease”) is entered into as of 2/4/22, between 405 COLORADO HOLDINGS LP, a Delaware limited partnership (“Landlord”), and ASURE SOFTWARE, INC., a Delaware corporation (“Tenant”).

In consideration of the mutual covenants stated below, and intending to be legally bound, Landlord and Tenant covenant and agree as follows:

1.KEY DEFINED TERMS.

(a)“Abatement Period” means the period that begins on the Commencement Date and ends on the day immediately prior to the 3-month anniversary of the Commencement Date. Nothing contained herein may be deemed to diminish or relieve Tenant of its obligation to pay in accordance with the terms of this Lease all sums owed by Tenant to Landlord during the Abatement Period other than Fixed Rent.

(b)“Additional Rent” means all rents, costs, and expenses other than Fixed Rent that Tenant is obligated to pay Landlord pursuant to this Lease.

(c)“Broker” means Colliers International.

(d)“Building” means the building known as 405 Colorado located at 401-405 Colorado Street Austin, Texas, containing approximately 205,803 rentable square feet.

(e)“Business Hours” means the hours of 7:00 a.m. to 6:00 p.m. on weekdays, and 9:00 a.m. to 1:00 p.m. on Saturdays, excluding Building holidays.

(f)“Commencement Date” means the date that is the earliest of: (i) the date on which Tenant first conducts any business (other than standard installation of services, furniture, fixtures and equipment, which shall be allowed so long as Tenant does not materially interfere with the construction of the Premises) in all or any portion of the Premises; (ii) Substantial Completion (as defined in Exhibit C); or (iii) November 1, 2022.

(g)“Common Areas” means, to the extent applicable, the lobby, parking facilities, passenger elevators, rooftop terrace, fitness or health center, plaza and sidewalk areas, multi-tenanted floor restrooms, and other similar areas of unrestricted access at the Project or designated for the benefit of Building tenants, and the areas on multitenant floors in the Building devoted to corridors, elevator lobbies, and other similar facilities serving the Premises.

(h)“Expiration Date” means the last day of the Term, or such earlier date of termination of this Lease pursuant to the terms hereof.

(i)“Fixed Rent” means fixed rent in the amounts set forth below:

TIME PERIOD	FIXED RENT PER R.S.F.	ANNUALIZED FIXED RENT	MONTHLY INSTALLMENT
Commencement Date – end of Abatement Period	$0.00	$0.00	$0.00
Fixed Rent Start Date – end of Rent Period 1	$47.00	$442,317.00	$36,859.75
Rent Period 2	$48.29	$454,457.19	$37,871.43
Rent Period 3	$49.62	$466,973.82	$38,914.49
Rent Period 4	$50.98	$479,772.78	$39,981.07
Rent Period 5	$52.38	$492,948.18	$41,079.02
Rent Period 6	$53.82	$506,500.02	$42,208.34
Rent Period 7	$55.30	$520,428.30	$43,369.03
Rent Period 8 – end of Initial Term	$56.82	$534,733.02	$44,561.09

(j)“Fixed Rent Start Date” means the day immediately following the end of the Abatement Period.

(k)“Initial Term” means the period commencing on the Commencement Date, and ending at 11:59 p.m. on: (i) if the Commencement Date is the first day of a calendar month, the day immediately prior to the
Office Lease

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87-month anniversary of the Commencement Date; or (ii) if the Commencement Date is not the first day of a calendar month, the last day of the calendar month containing the 87-month anniversary of the Commencement Date.

(l)“Laws” means federal, state, county, and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders, and other such requirements, and decisions by courts in cases where such decisions are considered binding precedents in the state or commonwealth in which the Premises are located (“State”), and decisions of federal courts applying the laws of the State, including without limitation Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. §12181 et seq. as now in effect or hereafter amended and all rules and regulations issued thereunder.

(m)“Premises” means the space presently known as Suite 1800 in the Building, as shown on Exhibit A-1 attached hereto, which is deemed to contain 9,411 rentable square feet, and situated on the land described on Exhibit A-2 attached hereto.

(n)“Project” means the Building, together with the parcel of land upon which the Building is located, and all Common Areas.

(o)“Rent” means Fixed Rent and Additional Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then due and owing without regard to any contrary Tenant instructions or requests. Additional Rent shall be paid by Tenant in the same manner as Fixed Rent, without setoff, deduction, or counterclaim.

(p)“Rent Period” means, with respect to the first Rent Period, the period that begins on the Fixed Rent Start Date and ends on the last day of the calendar month preceding the month in which the first anniversary of the Commencement Date occurs; thereafter each succeeding Rent Period shall commence on the day following the end of the preceding Rent Period, and shall extend for 12 consecutive months.

(q)“Security Deposit” means $232,357.59.
(r)“Tenant’s NAICS Code” means Tenant’s 6-digit North American Industry Classification number under the North American Industry Classification System as promulgated by the Executive Office of the President, Office of Management and Budget, which is 511210.

(s)“Term” means the Initial Term together with any extension of the term of this Lease agreed to by the parties in writing.

2.PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term subject to the terms and conditions of this Lease. Tenant accepts the Premises in their “AS IS”, “WHERE IS”, “WITH ALL FAULTS” condition. Upon full execution and delivery of this Lease, Landlord shall deliver possession of the Premises to Tenant for Tenant’s completion of the Leasehold Improvements (as defined in and pursuant to Exhibit C).

3.TERM. The Term shall commence on the Commencement Date. The terms and provisions of this Lease are binding on the parties upon Tenant’s and Landlord’s execution of this Lease notwithstanding a later Commencement Date for the Term. The rentable area of the Premises and the Building on the Commencement Date shall be deemed to be as stated in Section 1. By the Confirmation of Lease Term substantially in the form of Exhibit B attached hereto (“COLT”), Landlord shall notify Tenant of the Commencement Date and all other matters stated therein. The COLT shall be conclusive and binding on Tenant as to all matters set forth therein unless, within 15 days following delivery of the COLT to Tenant, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections.

4.FIXED RENT; SECURITY DEPOSIT; LATE FEE.
(a)Tenant covenants and agrees to pay to Landlord during the Term, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent in the amounts set forth in Section 1. The Monthly Installment of Fixed Rent shall be payable to Landlord in advance on or before the first day of each month of the Term. If the Fixed Rent Start Date is not the first day of a calendar month, then the Fixed Rent due for the partial month commencing on the Fixed Rent Start Date shall be prorated based on the number of days in such month. All Rent payments shall be made by electronic funds transfer as follows (or as otherwise directed in writing by Landlord to Tenant from time to time): (i) ACH debit of funds, provided Tenant shall first complete Landlord’s then-current forms authorizing Landlord to automatically debit Tenant’s bank account; or (ii) ACH credit of immediately available funds to an account designated by Landlord. “ACH” means Automated Clearing House network or similar

EXHIBIT 10.35
system designated by Landlord. All Rent payments shall include the Building number and the Lease number, which numbers will be provided to Tenant in the COLT.

(b)Contemporaneously with Tenant’s execution and delivery of this Lease, Tenant shall: (i) pay to Landlord the monthly Fixed Rent and monthly amount of Estimated Operating Expenses for the first full calendar month of the Term after the Abatement Period; and (ii) deliver to Landlord the Security Deposit. No interest shall be paid to Tenant on the Security Deposit, and Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform any of its obligations under this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of: (A) any rent or other sums that Tenant has not paid when due; (B) any sum expended by Landlord in accordance with the provisions of this Lease; and/or (C) any sum that Landlord expends or is required to expend in connection with an Event of Default (as defined in Section 17). Landlord’s use of the Security Deposit shall not prevent Landlord from exercising any other remedy available to Landlord under this Lease, at law or in equity and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied, or retained by Landlord, Tenant shall, within 15 days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and if Tenant fails to do so an Event of Default shall be deemed to have occurred. Landlord shall return the Security Deposit or the balance thereof (as applicable) to Tenant within 1 month after the later of the Expiration Date, Tenant’s surrender of possession of the Premises to Landlord in the condition required under this Lease, Tenant’s payment of all outstanding Rent, and Landlord’s receipt of written notice from Tenant of its forwarding address. Upon the return of the Security Deposit or the balance thereof (as applicable) to Tenant, Landlord shall be completely relieved of liability with respect to the Security Deposit. If the originally named Tenant has assigned this Lease, Landlord may return the Security Deposit or the balance thereof (as applicable) to the current Tenant unless Landlord receives reasonably satisfactory evidence of the originally named Tenant’s right to receive the Security Deposit. If Landlord conveys ownership of the Building and Landlord delivers the Security Deposit to the transferee, Landlord shall thereupon be released from all liability for the return of such Security Deposit and Tenant shall look solely to the transferee for the return of the Security Deposit..

(c)If Landlord does not receive the full payment from Tenant of any Rent when due under this Lease (without regard to any notice and/or cure period to which Tenant might be entitled), Tenant shall also pay to Landlord as Additional Rent a late fee in the amount of 5% of such overdue amount. Notwithstanding the foregoing, upon Tenant’s written request, Landlord shall waive the above-referenced late fee 2 times during any 12 consecutive months of the Term provided Tenant makes the required payment within 3 days after receipt of notice of such late payment. With respect to any Rent payment (whether it be by check, ACH/wire, or other method) that is returned unpaid for any reason, Landlord shall have the right to assess a fee to Tenant as Additional Rent, which fee is currently $40.00 per returned payment.

5.OPERATING EXPENSES.

(a)Certain Definitions.

(i)“Operating Expenses” means collectively Project Expenses and Taxes.

(ii)“Project Expenses” means all costs and expenses paid, incurred, or accrued by Landlord in connection with the maintenance, operation, repair, and replacement of the Project including, without limitation: a management fee not to exceed 3% of gross rents and revenues from the Project; all costs associated with the removal of snow and ice from the Project; property management office rent; conference room and fitness center costs; security measures; transportation program costs; carbon offset costs; costs to comply with Laws as they relate to or are part of then-current sustainability guidelines or mandates; all costs associated with janitorial services, trash and garbage removal, recycling, cleaning, and sanitizing the Building; Project Utility Costs (as defined in Section 6 below); capital expenditures, repairs, and replacements, but only to the extent of the amortized costs of such capital item over the useful life of the improvement as reasonably determined by Landlord or, if greater, the actual savings created by such capital item for each year of the Term; valet, concierge, and card-access parking system costs; all insurance premiums and deductibles paid or payable by Landlord with respect to the Project; and the cost of providing those services required to be furnished by Landlord under this Lease. Notwithstanding the foregoing, “Project Expenses” shall not include any of the following: (A) repairs or other work occasioned by fire, windstorm, or other insured casualty or by the exercise of the right of eminent domain to the extent Landlord actually receives insurance proceeds or condemnation awards therefor; (B) leasing commissions, accountants’, consultants’, auditors or attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord’s title to or interest in the real property or any part thereof; (C) costs incurred by Landlord in connection with the original construction of the Building and related facilities; (D) costs (including permit, license, and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating leased space for other tenants or other occupants or vacant space; (E) interest

EXHIBIT 10.35
on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent; (F) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (G) any fines or fees for Landlord’s failure to comply with Laws; (H) legal, accounting, and other expenses related to Landlord’s financing, refinancing, mortgaging, or selling the Building or the Project; (I) any increase in an insurance premium caused by the non-general office use, occupancy, or act of another tenant; (J) costs for sculpture, decorations, painting, or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building; (K) cost of any political, charitable, or civic contribution or donation; (L) reserves for repairs, maintenance, and replacements; (M) Taxes; (N) cost of utilities directly metered or submetered to Building tenants and paid separately by such tenants; (O) fines, interest, penalties, or liens arising by reason of Landlord’s failure to pay any Project Expenses when due, except that Project Expenses shall include interest or similar charges if the collecting authority permits such Project Expenses to be paid in installments with interest thereon, such payments are not considered overdue by such authority and Landlord pays the Project Expenses in such installments; (P) costs and expenses associated with hazardous waste or hazardous substances not generated or brought to the Project by Tenant or its agents including but not limited to the cleanup of such hazardous waste or hazardous substances and the costs of any litigation (including, but not limited to reasonable attorneys’ fees) arising out of the discovery of such hazardous waste or hazardous substances; (Q) the portion of any wages, salaries, fees, or fringe benefits paid to personnel above the level of regional property manager, not related directly to the operation, management, or repair of the Project; (R) costs of services provided to other tenants of the Building to which Tenant is not entitled (including, without limitation, costs specially billed to and paid by specific tenants); (S) all costs relating to activities for the solicitation and execution of leases of space in the Building, including legal fees, real estate brokers’ commissions, expenses, fees, and advertising, moving expenses, design fees, rental concessions, rental credits, tenant improvement allowances, lease assumptions or any other cost and expenses incurred in the connection with the leasing of any space in the Building; (T) costs representing an amount paid to an affiliate of Landlord (exclusive of any management fee permitted under the Project Expense inclusions) to the extent in excess of market rates for comparable services if rendered by unrelated third parties; (U) costs arising from Landlord’s default under this Lease or any other lease for space in the Building; (V) costs of selling the Project or any portion thereof or interest therein; (W) costs or expenses arising from the gross negligence or willful misconduct of Landlord or its agents or employees; (X) costs incurred to remedy, repair, or otherwise correct violations of Laws that exist on the Commencement Date; or (Y) ground rents or rentals payable by Landlord pursuant to any over-lease.

(iii)“Taxes” means all taxes, assessments, and other governmental charges, whether general or special, ordinary or extraordinary, foreseen or unforeseen, including without limitation business improvement district charges, improvement contributions paid to business improvement districts or similar organizations, gross receipts tax for the Building, and special assessments for public improvements or traffic districts, that are levied or assessed against, or with respect to the ownership of, all or any portion of the Project during the Term or, if levied or assessed prior to the Term, are properly allocable to the Term, business property operating license charges, and real estate tax appeal expenditures incurred by Landlord. “Taxes” shall not include: (i) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord; or (ii) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered such that in lieu of or as a substitute in whole or in part for any Taxes now levied, assessed, or imposed on real estate there shall be levied, assessed, or imposed: (A) a tax on the rents received from such real estate; or (B) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof; or (C) a tax or license fee imposed upon the Premises or any portion thereof, then the same shall be included in Taxes. Tenant may not file or participate in any Tax appeals for any tax lot in the Project. “Taxes” shall specifically include the “margin tax” imposed by Chapter 171 of the Texas Tax Code, as the same may be amended or modified from time to time, together with any binding rules or regulations promulgated from time to time by the Comptroller of the State of Texas or other governmental body in connection with Chapter 171 of the Texas Tax Code, and the parties acknowledge and agree that the “margin tax” is a tax in lieu of real property taxes. Further, “Taxes” shall not include any sales, use, use and occupancy, transaction privilege, or other excise tax that may at any time be levied or imposed upon Tenant, or measured by any amount payable by Tenant under this Lease, whether such tax exists on the date of this Lease or is adopted hereafter (collectively, “Other Taxes”). Tenant shall pay all Other Taxes monthly or otherwise when due, whether collected by Landlord or collected directly by the applicable governmental agency; if applicable Law requires Landlord to collect any Other Taxes, such Other Taxes shall be payable to Landlord as Additional Rent.
(iv)“Tenant’s Share” means the rentable square footage of the Premises divided by the rentable square footage of the Building on the date of calculation, which on the date of this Lease is stipulated to be 4.57%.

(b)During the Term, Tenant shall pay to Landlord in advance on a monthly basis on or before the first day of each month of the Term, payable pursuant to Section 5(c) below, Tenant’s Share of Operating Expenses. If the Building is operated as part of a complex of buildings or in conjunction with other buildings or

EXHIBIT 10.35
parcels of land, then Landlord may prorate the common expenses and costs with respect to each such building or parcel of land in such manner as Landlord, in its sole but reasonable judgment, shall determine. Landlord shall calculate Operating Expenses using generally accepted accounting principles, and may allocate certain categories of Operating Expenses to the applicable tenants on a commercially reasonable basis, for example based on the type of use.

(c)For each calendar year (or portion thereof) for which Tenant has an obligation to pay any Operating Expenses, Landlord shall send to Tenant a statement of the monthly amount of projected Operating Expenses due from Tenant for such calendar year (“Estimated Operating Expenses”), and Tenant shall pay to Landlord such monthly amount of Estimated Operating Expenses as provided in Section 5(b), in advance on a monthly basis on or before the first day of each month of the Term without further notice, demand, setoff, deduction, or counterclaim, until Tenant’s receipt of the succeeding statement of Estimated Operating Expenses. As soon as administratively available after each calendar year, Landlord shall send to Tenant a reconciliation statement of the actual Operating Expenses for the prior calendar year (“Reconciliation Statement”). If the amount actually paid by Tenant as Estimated Operating Expenses exceeds the amount due per the Reconciliation Statement, Tenant shall receive a credit in an amount equal to the overpayment, which credit shall be applied towards future Rent until fully credited. If the credit exceeds the aggregate future Rent owed by Tenant, and there is no uncured default, Landlord shall pay the excess amount to Tenant within 30 days after delivery of the Reconciliation Statement. If Landlord has undercharged Tenant, then Landlord shall either send Tenant an invoice setting forth the additional amount due or indicate the amount due as part of the Reconciliation Statement, which amount shall be paid in full by Tenant within 30 days after receipt of such invoice.

(d)If, during the Term, less than 100% of the rentable area of the Building is or was occupied by tenants, Project Expenses shall be deemed for such year to be an amount equal to the costs that would have been incurred had the occupancy of the Building been at least 100% throughout such year, as reasonably determined by Landlord and taking into account that certain expenses fluctuate with the Building’s occupancy level (for example, janitorial expenses) and certain expenses do not so fluctuate (for example, landscaping expenses). In addition, if Landlord is not obligated or otherwise does not offer to furnish an item or a service to a particular tenant or portion of the Building (for example, if a tenant separately contracts with an office cleaning firm to clean such tenant’s premises) and the cost of such item or service would otherwise be included in Project Expenses, Landlord shall equitably adjust the Project Expenses so the cost of the item or service is shared only by tenants actually receiving such item or service. All payment calculations under this Section shall be prorated for any partial calendar years during the Term and all calculations shall be based upon Project Expenses as grossed-up in accordance with the terms of this Lease. Tenant’s obligations under this Section shall survive the Expiration Date.

(e)If Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by an independent contractor of Landlord, Landlord’s property manager, or a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager (each, a “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then at Landlord’s direction Tenant shall pay the charge for such service either to Landlord for further payment to the Service Provider or directly to the Service Provider and, in either case: (i) Landlord shall credit such payment against any charge for such service made by Landlord to Tenant under this Lease; and (ii) Tenant’s payment of the Service Provider shall not relieve Landlord from any obligation under this Lease concerning the provisions of such services.

(f)Provided there is no outstanding default by Tenant under this Lease, Tenant shall have the right, at its sole cost and expense, to cause Landlord’s records related to a Reconciliation Statement to be audited provided: (i) Tenant provides notice of its intent to audit such Reconciliation Statement within 2 months after receipt of the Reconciliation Statement; (ii) the audit is performed by a certified public accountant that has not been retained on a contingency basis or other basis where its compensation relates to the cost savings of Tenant; (iii) any such audit may not occur more frequently than once during each 12-month period of the Term, nor apply to any year prior to the year of the then-current Reconciliation Statement being reviewed; (iv) the audit is completed within 1 month after the date that Landlord makes all of the necessary and applicable records available to Tenant or Tenant’s auditor; (v) the contents of Landlord’s records shall be kept confidential by Tenant, its auditor, and its other professional advisors, other than as required by applicable Law, and if requested by Landlord, Tenant and its auditor shall execute Landlord’s standard confidentiality agreement as a condition to Tenant’s audit rights under this paragraph; and (vi) if Tenant’s auditor determines that an overpayment is due Tenant, Tenant’s auditor shall produce a detailed report addressed to both Landlord and Tenant, which report shall be delivered within 15 days after Tenant’s auditor’s completion of the audit. During completion of Tenant’s audit, Tenant shall nonetheless timely pay all of Tenant’s Share of Operating Expenses without setoff or deduction. If Tenant’s audit report discloses any discrepancy, Landlord and Tenant shall use good faith efforts to resolve the dispute. If the parties are unable to reach agreement within 20 days after Landlord’s receipt of the audit report, Tenant shall have the right to refer the matter to a mutually acceptable independent certified public accountant, who shall work in good faith with Landlord and

EXHIBIT 10.35
Tenant to resolve the discrepancy; provided if Tenant does not do so within 10 days after the expiration of such 20-day period, Landlord’s calculations and the Reconciliation Statement at issue shall be deemed final and accepted by Tenant. The fees and costs of such independent accountant to which such dispute is referred shall be borne by the unsuccessful party and shall be shared pro rata to the extent each party is unsuccessful as determined by such independent certified public accountant, whose decision shall be final and binding. Within 30 days after resolution of the dispute, whether by agreement of the parties or a final decision of an independent accountant, Landlord shall pay or credit to Tenant, or Tenant shall pay to Landlord, as the case may be, all unpaid Operating Expenses due and owing.

6.UTILITIES.

(a)Commencing on the Commencement Date, and continuing throughout the Term, Tenant shall pay for utility services as follows without setoff, deduction, or counterclaim: (i) Tenant shall pay directly to the applicable utility service provider for any utilities that are separately metered (not submetered) to the Premises; (ii) Tenant shall pay Landlord for any utilities serving the Premises that are separately submetered based upon Tenant’s submetered usage, as well as for any maintenance and replacement costs associated with such submeters; and (iii) Tenant shall pay Landlord for Tenant’s Share of Project Utility Costs as part of Operating Expenses pursuant to Section 5. “Project Utility Costs” means the total cost for all utilities serving the Project, excluding the costs of utilities that are directly metered or submetered to Building tenants or paid separately by such tenants. Notwithstanding anything to the contrary in this Lease, Landlord shall have the right to install meters, submeters, or other energy-reducing systems in the Premises at any time to measure any or all utilities serving the Premises, the costs of which meters shall be included in Project Expenses. For those utilities set forth in subsection (ii) above, Landlord or its designated agent shall invoice Tenant for such utilities as Additional Rent, which shall be payable within 30 days after receipt of an invoice therefor. For those utilities set forth in subsection (iii) above, Landlord shall have the right to either invoice Tenant for such utilities as Additional Rent (payable within 30 days after receipt of an invoice therefor), or together with Project Expenses. Landlord shall have the right to estimate the utility charge, which estimated amount shall be payable to Landlord within 30 days after receipt of an invoice therefor and may be included along with the invoice for Project Expenses, provided Landlord shall be required to reconcile on an annual basis based on utility invoices received for such period. The cost of utilities payable by Tenant under this Section shall include all charges and surcharges, applicable taxes, and Landlord’s then-current charges for reading the applicable meters, provided Landlord shall have the right to engage a third party to read the submeters, and Tenant shall reimburse Landlord for both the utilities used as evidenced by the meters plus the costs for reading the meters within 30 days after receipt of an invoice therefor. Tenant shall pay such rates as Landlord may establish from time to time, which shall not be in excess of any applicable rates chargeable by Law, or in excess of the general service rate or other such rate that would apply to Tenant’s use if charged by the utility or municipality serving the Building or general area in which the Building is located. If Tenant fails to pay timely any direct-metered utility charges from the applicable utility provider, Landlord shall have the right but not the obligation to pay such charges on Tenant’s behalf and bill Tenant for such costs, which amount shall be payable to Landlord as Additional Rent within 30 days after receipt of an invoice therefor. Tenant shall at all times comply with the rules, regulations, terms, policies, and conditions applicable to the service, equipment, wiring, and requirements of the utility supplying electricity to the Building.

(b)Upon receipt of Tenant’s written request (no more than once per calendar year), Landlord shall provide Tenant with the whole building ENERGY STAR score if the Building is in a market where Landlord reports such information. For any separately metered utilities, Landlord is hereby authorized to request and obtain, on behalf of Tenant, Tenant’s utility consumption data from the applicable utility provider for informational purposes and to enable Landlord to obtain full building Energy Star scoring for the Building. Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance, safety inspections, or any other commercially reasonable purpose, including without limitation in cases of emergency; provided Landlord shall endeavor to schedule any nonemergency shut downs outside Business Hours. Landlord shall not be liable for any interruption in providing any utility that Landlord is obligated to provide under this Lease, unless such interruption or delay: (i) renders the Premises or any material portion thereof untenantable for the normal conduct of Tenant’s business at the Premises, and Tenant has ceased using such untenantable portion, provided Tenant shall first endeavor to use any generator that serves the Premises or of which Tenant has the beneficial use; (ii) results from Landlord’s negligence or willful misconduct; and (iii) extends for a period longer than 7 consecutive days, in which case, Tenant’s obligation to pay Fixed Rent shall be abated with respect to the untenantable portion of the Premises that Tenant has ceased using for the period beginning on the 8th consecutive day after such conditions are met and ending on the earlier of: (A) the date Tenant recommences using the Premises or the applicable portion thereof; or (B) the date on which the service(s) is substantially restored. The rental abatement described above shall be Tenant’s sole remedy in the event of a utility interruption, and Tenant hereby waives any other rights against Landlord in connection therewith. Landlord shall have the right to change the utility providers to the Project at any time. In the event of a casualty or condemnation affecting the Building and/or the Premises, the terms of Sections 14 and 15, respectively, shall control over the provisions of this Section.

EXHIBIT 10.35
(c)If Landlord reasonably determines that: (i) Tenant exceeds the design conditions for the heating, ventilation, and air conditioning (“HVAC”) system serving the Premises, introduces into the Premises equipment that overloads such system, or causes such system to not adequately perform its proper functions; or (ii) the heavy concentration of personnel, motors, machines, or equipment used in the Premises, including telephone and computer equipment, or any other condition in the Premises caused by Tenant (for example, more than one shift per day or 24-hour use of the Premises), adversely affects the temperature or humidity otherwise maintained by such system, then Landlord shall notify Tenant in writing and Tenant shall have 15 days to remedy the situation to Landlord’s reasonable satisfaction or if such situation cannot be reasonably remedied within 15 days then such period of time as is required to remedy the situation. If Tenant fails to timely remedy the situation to Landlord’s reasonable satisfaction, Landlord shall have the right to install one or more supplemental air conditioning units in the Premises with the cost thereof, including the cost of installation, operation and maintenance, being payable by Tenant to Landlord within 30 days after Landlord’s written demand. Tenant shall not change or adjust any closed or sealed thermostat or other element of the HVAC system serving the Premises without Landlord’s express prior written consent. Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord (including a system for Landlord’s engineer reasonably to estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord’s reasonable charges for installing and operating such system and any supplementary air conditioning, ventilation, heat, electrical, or other systems or equipment (or adjustments or modifications to the existing Building systems and equipment), and Landlord’s reasonable charges for such amount of excess services or utilities used by Tenant. All Tenant’s Supplemental HVAC (as defined in Section 11(a) below) shall be separately metered to the Premises at Tenant’s cost, and Tenant shall be solely responsible for all electricity registered by, and the maintenance and replacement of, such meters. Landlord has no obligation to keep cool any of Tenant’s information technology equipment that is placed together in one room, on a rack, or in any similar manner (“IT Equipment”), and Tenant waives any claim against Landlord in connection with Tenant’s IT Equipment. Landlord shall have the option to require that the computer room and/or information technology closet in the Premises shall be separately submetered at Tenant’s expense, and Tenant shall pay Landlord for all electricity registered in such submeter. Within 1 month after written request, Tenant shall provide to Landlord electrical load information reasonably requested by Landlord with respect to any computer room and/or information technology closet in the Premises.

7.LANDLORD SERVICES.

(a)Subject to Section 5 and Section 6, Landlord shall provide the following services to the Premises during the Term: (i) HVAC service in the respective seasons during Business Hours; provided HVAC service to the Premises on Saturdays will be provided only upon Tenant’s prior request to Landlord received no later than noon on the preceding business day; (ii) electricity for lighting and standard office equipment for comparable buildings in the market in which the Project is located; (iii) water, sewer, and, to the extent applicable to the Building, gas, oil, and steam service; and (iv) cleaning services. Tenant, at Tenant’s expense, shall make arrangements with the applicable utility companies and public bodies to provide, in Tenant’s name, telephone, cable, and any other utility service not provided by Landlord that Tenant desires at the Premises.

(b)Landlord shall not be obligated to furnish any services, supplies, or utilities other than as set forth in this Lease; provided, however, upon Tenant’s prior request sent in accordance with Section 25(p) below, Landlord may furnish additional services, supplies, or utilities, in which case Tenant shall pay to Landlord, within 30 days after written demand, Landlord’s then-current charge for such additional services, supplies, or utilities, or Tenant’s pro rata share thereof, if applicable, as reasonably determined by Landlord. Landlord’s current rate for HVAC service outside of Business Hours requested with at least 24 hours’ prior notice (or by noon for weekend service) is $45.00 per hour, per zone, with a 2-hour minimum if the service does not commence immediately following the end of a day’s Business Hours.

8.USE; SIGNS; PARKING; COMMON AREAS.

(a)Tenant shall use the Premises for general office use (nonmedical) befitting a class A office building and storage incidental thereto, and for no other purpose (“Permitted Use”). Tenant’s use of the Premises for the Permitted Use shall be subject to all applicable Laws, and to all reasonable requirements of the insurers of the Building. Tenant represents and warrants to Landlord, for informational purposes only, that Tenant’s current NAICS Code is set forth in Section 1 hereof, provided the foregoing shall not be construed in any manner as a restriction on the Permitted Use.

(b)Landlord shall provide Tenant with Building-standard identification signage on any Building lobby directories and at the main entrance to the Premises, the costs of which shall be paid for by Landlord for the originally named Tenant, otherwise by Tenant as Additional Rent within 30 days after written demand. Tenant shall not place, erect, or maintain any signs at the Premises, the Building, or the Project that are visible from outside of the Premises.

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(c)Subject to the Building rules and regulations, during the Term Tenant shall have the nonexclusive right in common with others to use the Common Areas for their intended purposes. During the Term, Tenant shall obtain at least the Minimum Permit Number (as defined below) of permits for parking of standard-size automobiles of Tenant and its employees within the parking facility serving and located within the Building: (i) if applicable, by entering from time to time into the parking operator’s standard agreement covering the use of parking spaces in such facility; (ii) upon the terms and subject to the conditions set forth in such agreements; and (iii) subject to Tenant’s monthly payment to such operator of its fee for the right to such parking spaces. The “Minimum Permit Number” means 2.7 for every 1,000 rentable square feet of space in the Premises. The initial monthly cost for parking is $235.00 per space for unreserved, and $350.00 per space for reserved; provided, however, the parking garage operator reserves the right to increase the fee from time to time on or after the 2-year anniversary of the Commencement Date, consistent with prevailing rates in such parking facility. To the extent not included in the fee (if any) charged for parking in the parking facility for the Building, Tenant shall be solely liable for all parking taxes (if any) imposed by the applicable governmental authority with respect to Tenant’s parking spaces. Landlord shall operate (or shall cause its operator to operate) the parking facility for the Building in accordance with the standards applicable at parking facilities at first-class office buildings in the vicinity of the Building. All vehicles entering or parking in the parking areas shall do so at the owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism, or theft with respect to such vehicles. Provided there is no Event of Default, Tenant may, upon prior written notice to Landlord within 6 months after the Commencement Date, designate up to 10% of its Minimum Permit Number as reserved parking spaces in a location(s) agreed by Landlord and Tenant; provided, however, Landlord shall have no obligation to monitor or patrol such reserved parking spaces, and Tenant shall pay Landlord for any reasonable costs for the reserved parking signage within 30 days after receipt of an invoice therefor. Landlord shall have the option of relocating the reserved parking spaces from time to time by delivery of written notice to Tenant provided the relocated parking spaces are substantially as accessible to the Premises as the originally granted spaces. Both parties agree that Tenant may sublease or assign all rights to any parking provided pursuant to this Lease in conjunction with a sublease or assignment of the Premises.

(d)Landlord shall have the right in its sole discretion to, from time to time, construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas. Landlord, Landlord’s agents, approved contractors, and utility service providers shall have the right to install, relocate, use, and maintain ducts, pipes, wiring, and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount.

(e)Subject to Landlord’s security measures and Force Majeure Events (as defined in Section 25(g)), during the Term Landlord shall provide Tenant with access to the Building and, if applicable, passenger elevator service for use in common with others for access to and from the Premises 24 hours per day, 7 days per week, except during emergencies. Landlord shall have the right to limit the number of elevators (if any) to be operated during repairs and during non-Business Hours and on weekends. If applicable, Landlord shall provide Tenant with first-come, first-served access to the freight elevator(s) of the Building from time to time following receipt of Tenant’s prior request, and Tenant shall pay Landlord’s then-current charge for use of such freight elevators.

9.TENANT’S ALTERATIONS.

(a)Tenant shall not, and shall not permit any Tenant Agent to, cut, drill into, or secure any fixture, apparatus, or equipment, or make alterations, improvements, or physical additions of any kind to any part of the Premises (collectively, “Alterations”) without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. If Landlord fails to respond to a request for consent to a proposed Alteration within 10 business days after Landlord’s receipt of such request, the request shall be deemed denied. Notwithstanding the foregoing, if Landlord fails to respond within such 10 business-day period, Tenant may thereafter send to Landlord a second written requesting approval of the proposed Alteration, which request must set forth in bold and 14-point capitalized type on the first page thereof the following statement: “SECOND AND FINAL REQUEST—LANDLORD HAS 10 BUSINESS DAYS TO RESPOND PURSUANT TO SECTION 9” (“Second Alteration Request”). If Landlord then fails to respond to the Second Alteration Request within 10 business days after receipt thereof, Landlord shall be deemed to have elected to consent to the proposed Alteration, provided Tenant shall otherwise have complied with all provisions of this Lease relating to such Alterations. “Tenant Agent” means any agent, employee, subtenant, assignee, contractor, subcontractor, client, family member, licensee, customer, invitee, or guest of Tenant. All Alterations shall be completed in compliance with all applicable Laws, and Landlord’s rules and regulations for construction, using new or comparable materials only, by a contractor reasonably approved in writing by Landlord, and on days and at times reasonably approved in writing by Landlord. Tenant shall mark and tag all wiring and cabling installed by it or on its behalf upon installation. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alteration costing less than $50,000.00 and that: (i) is nonstructural; (ii) does not impact any of the Building systems, involve electrical or drywall work or locking hardware, require a building permit, materially affect the air quality in the Building, or

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require Landlord to incur additional costs as a result thereof; and (iii) is not visible from outside of the Premises. Tenant shall cause all Alterations to comply with the 405 Colorado Green Building Requirements, a copy of which is attached hereto as Exhibit F.

(b)Throughout the performance of Alterations, Tenant shall carry, or cause any contractor, subcontractor, or design professional to carry, via written contract, workers’ compensation insurance in statutory limits together with employer’s liability insurance, commercial general liability insurance (including, but not limited to, coverage for ongoing and products-completed operations), automobile liability, and umbrella/excess liability insurance in like form and limits in accordance with the terms and conditions specified in Exhibit C-2, and such other insurance coverage and limits as Landlord may otherwise reasonably require, which may include, without limitation, reasonable amounts of professional liability insurance with respect to design professionals, as well as contractor’s pollution liability with respect to contractors and subcontractors.

(c)Tenant shall provide Landlord with a release of liens from all contractors, subcontractors, and design professionals associated with all Alterations. Tenant shall be solely responsible for the installation and maintenance of its data, telecommunication, and security systems and wiring at the Premises, which shall be done in compliance with all applicable Laws, and Landlord’s rules and regulations. Tenant shall be responsible for all elements of Alterations (including, without limitation, compliance with Laws, and functionality of the design), and Landlord’s approval of any Alteration and the plans therefor shall in no event relieve Tenant of the responsibility for such design, or create responsibility or liability on Landlord’s part for their completeness, design sufficiency, or compliance with Laws. With respect to all improvements and Alterations made after the date hereof, Tenant acknowledges that: (A) Tenant is not, under any circumstance, acting as the agent of Landlord; (B) Landlord did not cause or request such Alterations to be made; (C) Landlord has not ratified such work; and (D) Landlord did not authorize such Alterations within the meaning of applicable State statutes. Nothing in this Lease or in any consent to the making of Alterations or improvements shall be deemed or construed in any way as constituting a request by Landlord, express or implied, to any contractor, subcontractor, or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord. For Alterations other than the Leasehold Improvements contemplated in Exhibit C of this Lease, Landlord shall be entitled to collect a construction management fee equal to 5% of the cost of the Alterations in connection with Landlord’s services in the supervising and review of any Alteration. Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators, by bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant’s sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

(d)During all construction activities at the Premises by or on behalf of Tenant, Tenant shall use commercially reasonable efforts to recycle at least 75% of all construction-related debris and to cause its contractors to document the disposal and recycling of construction debris; Tenant shall deliver such documentation when and as reasonably requested by Landlord from time to time. All equipment and appliances installed in the Premises by or on behalf of Tenant shall be high efficiency, Energy Star-rated (or equally efficient). Tenant shall deliver to Landlord, as requested from time to time, such documentation regarding the equipment and appliances installed in the Premises as Landlord shall reasonably request. Tenant shall endeavor to meet the lighting power density standards established by ASHRAE Standard 90.1-2010 (or the then-equivalent or then-current standard) with respect to all lighting installed in the Premises by or on behalf of Tenant including the use of high efficiency lighting equipment system, daylight measures, automatic dimmers and motion detection occupancy sensors, where and to the extent appropriate. Tenant shall, as feasible, incorporate into the Premises materials that have low or no volatile organic compounds (VOC’s), and high recycled content that is regionally sourced and rapidly renewable and with respect to wood, sourced from responsibly managed forests; provided all paints, sealants, coatings, glues, adhesives, carpets, non-carpet finished floors, and composite materials used within the Premises shall meet low or no VOC/toxicity standards reasonably acceptable to Landlord or in compliance with best practices for class A office buildings.

10.ASSIGNMENT AND SUBLETTING.

(a)Except as expressly permitted pursuant to Section 10(c), neither Tenant nor Tenant’s legal representatives or successors in interest by operation of law or otherwise, shall sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of all or any interest in this Lease or the Premises, or permit any person or entity other than Tenant to occupy any portion of the Premises (each of the foregoing is a “Transfer” to a “Transferee”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Any Transfer undertaken without Landlord’s prior written consent, (other than pursuant to Section 10(c)) shall constitute an Event of Default and shall, at Landlord’s option, be void and/or terminate this Lease. For purposes of this Lease, a Transfer shall include, without limitation, any assignment by operation of law, and any merger, consolidation, or asset sale involving Tenant, any direct or indirect transfer of control of Tenant, and any transfer of a majority of the ownership interests in Tenant. Consent by

EXHIBIT 10.35
Landlord to any one Transfer shall be held to apply only to the specific Transfer authorized, and shall not be construed as a waiver of the duty of Tenant, or Tenant’s legal representatives or assigns, to obtain from Landlord consent to any other or subsequent Transfers pursuant to the foregoing, or as modifying or limiting the rights of Landlord under the foregoing covenant by Tenant.

(b)Without limiting the bases upon which Landlord may reasonably withhold its consent to a proposed Transfer, it shall not be unreasonable for Landlord to withhold its consent if: (i) the proposed Transferee shall have a net worth that is not acceptable to Landlord in Landlord’s reasonable discretion, taking into account the remaining obligations under this Lease and the fact that Tenant is not released (it being unreasonable to deny any proposed Transferee based solely on their net worth if its net worth is greater than the original Tenant’s net worth); (ii) the proposed Transferee, in Landlord’s reasonable opinion, is not reputable and of good character; (iii) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (iv) Tenant is proposing to Transfer to an existing tenant of the Building or to another prospect with whom Landlord is then negotiating within the Building and Landlord has comparable space available to lease in the Building; (v) the proposed Transferee is a governmental or quasi-governmental agency; or (vi) the nature of such Transferee’s proposed business operation would or might reasonably violate the terms of this Lease or of any other lease for the Building (including any exclusivity provisions), or would, in Landlord’s reasonable judgment, otherwise be incompatible with other tenancies in the Building.

(c)Notwithstanding anything to the contrary in this Lease, Tenant shall have the right without the prior consent of Landlord, but after at least 15 days’ prior written notice to Landlord, to make a Transfer to any Affiliate (as defined below), or an entity into which Tenant merges or that acquires substantially all of the assets or stock of Tenant (“Surviving Entity”); provided: (i) Tenant delivers to Landlord the Transfer Information (as defined below); (ii) the Surviving Entity shall have a tangible net worth at least equal to the net worth of Tenant on the date of this Lease or otherwise reasonably acceptable to Landlord taking into account the fact that the originally named Tenant is not being released; (iii) the originally named Tenant shall not be released or discharged from any liability under this Lease by reason of such Transfer, and the Permitted Transferee shall assume in writing all of the obligations and liabilities of Tenant under this Lease; (iv) the use of the Premises shall not change, and the Permitted Transferee, in Landlord’s reasonable opinion, shall be reputable and of good character befitting a class A office building; (v) such Transfer is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease; and (vi) if the Transfer is to an Affiliate, such Transferee shall remain an Affiliate throughout the Term and if such Transferee shall cease being an Affiliate, Tenant shall notify Landlord in writing of such change and such Transfer shall be deemed an Event of Default if Landlord’s consent thereto is not given in writing within 10 business days after such notification. A Transfer described in the prior sentence is referred to herein as a “Permitted Transfer” to a “Permitted Transferee”. An “Affiliate” means a corporation, limited liability company, partnership, or other registered entity, 50% or more of whose equity interest is owned by the same persons or entities owning 50% or more of Tenant’s equity interests, a subsidiary, or a parent corporation.

(d)If at any time during the Term Tenant desires to complete a Transfer, Tenant shall give written notice to Landlord of such desire together with the Transfer Information. If Landlord fails to respond to a request for consent to a proposed Transfer within 10 business days after Landlord’s receipt of such request and all of the Transfer Information, the request shall be deemed denied. Notwithstanding the foregoing, if Landlord fails to respond within such 10 business-day period, Tenant may thereafter send to Landlord a second written request for approval of the proposed Transfer, which request must set forth in bold and 14-point capitalized type on the first page thereof the following statement: “SECOND AND FINAL REQUEST—LANDLORD HAS 10 BUSINESS DAYS TO RESPOND PURSUANT TO SECTION 10” (“Second Transfer Request”). If Landlord then fails to respond to the Second Transfer Request within 10 business days after receipt thereof, Landlord shall be deemed to have elected to consent to the proposed Transfer, but Landlord shall not be estopped by or deemed to have approved any specific terms of the Transfer (such as, for example, if the assignment document were to release Tenant from any further liability under this Lease or if the sublease provides for a sublease term extending beyond the term of this Lease). If: (i) Tenant desires to assign this Lease or to sublease the entire Premises other than pursuant to Section 10(c), Landlord shall have the right to accelerate the Expiration Date so that the Expiration Date shall be the date on which the proposed assignment or sublease would be effective; or (ii) Tenant desires to sublease less than the entire Premises other than to an Affiliate, Landlord shall have the right to accelerate the Expiration Date with respect to (that is, recapture) the portion of the Premises that Tenant proposes to sublease (and in each case, a pro rata portion of Tenant’s parking rights shall also expire on such accelerated Expiration Date). If Landlord elects to accelerate the Expiration Date pursuant to this paragraph, Tenant shall have the right to rescind its request for Landlord’s consent to the proposed assignment or sublease by giving written notice of such rescission to Landlord within 10 days after Tenant’s receipt of Landlord’s acceleration election notice. If Tenant does not so rescind its request: (A) Tenant shall deliver the Premises or the applicable portion thereof to Landlord in the same condition as Tenant is, by the terms of this Lease, required to deliver the Premises to Landlord upon the Expiration Date; and (B) Fixed Rent and Tenant’s Share shall be reduced on a per rentable square foot basis for the area of the Premises that Tenant no longer leases. If Landlord elects to accelerate the Expiration Date for less than the entire Premises, the cost of erecting any demising walls, entrances, and entrance corridors, and any other improvements required in

EXHIBIT 10.35
connection therewith shall be performed by Landlord, with the cost thereof being divided evenly between Landlord and Tenant.

(e)The “Transfer Information” means the following information: (i) a copy of the fully executed assignment and assumption agreement, or sublease agreement, as applicable (with respect to a Permitted Transfer, such agreement to be delivered to Landlord within 10 business days after the transaction closes and with respect to all other Transfers, such agreement shall be provided in draft form and shall not be executed until Landlord’s consent has been given); (ii) a copy of the then-current financials of the Transferee (either audited or certified by the chief financial officer of the Transferee); and (iii) such other reasonably requested information by Landlord needed to confirm or determine Tenant’s compliance with the terms and conditions of this Section.

(f)Any sums or other economic consideration received by Tenant as a result of any Transfer (except rental or other payments received that are attributable to the amortization of the cost of leasehold improvements made to the transferred portion of the Premises by Tenant for the Transferee, and other reasonable expenses incident to the Transfer, including standard leasing commissions or rent abatement) whether denominated rentals under the sublease or otherwise, that exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such Transfer) shall, at Landlord’s option, either be retained by Tenant or divided evenly between Landlord and Tenant, with Landlord’s portion being payable to Landlord as Additional Rent without affecting or reducing any other obligation of Tenant hereunder.

(g)Regardless of Landlord’s consent to a proposed Transfer but except as specifically set forth below, no Transfer shall release Tenant from Tenant’s obligations or alter Tenant’s primary liability to fully and timely pay all Rent when due from time to time under this Lease and to fully and timely perform all of Tenant’s other obligations under this Lease, and the originally named Tenant and all assignees shall be jointly and severally liable for all Tenant obligations under this Lease. At the time of a requested Transfer, Tenant shall have the right to request that Landlord release Tenant from further liability under this Lease from and after the date of the Transfer, in which case Tenant shall provide Landlord with audited financials for the proposed Transferee. Notwithstanding anything to the contrary in this Lease, if such financials document that the proposed Transferee has a tangible net worth that is the same or greater than the tangible net worth of Tenant at the time of the requested Transfer, as determined by Landlord in its sole discretion, then the transferring Tenant shall be released from liability under this Lease from and after the date of the Transfer and the Transferee’s assumption of such further liability hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. The joint and several liability of the originally named Tenant and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligation of this Lease on Tenant’s part to be performed or observed, shall in no way be discharged, released, or impaired by any: (i) agreement that modifies any of the rights and obligations of the parties under this Lease; (ii) stipulation that extends the time within which an obligation under this Lease is to be performed; (iii) waiver of the performance of an obligation required under this Lease; or (iv) failure to enforce any of the obligations under this Lease. If a Transferee defaults in the performance of any of the terms of this Lease, Landlord may proceed directly against the originally named Tenant without the necessity of exhausting remedies against such Transferee, and may collect Rent from the Transferee and apply the net amount collected to the Rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Section, an acceptance of such Transferee as tenant hereunder or a release of Tenant from further performance of the covenants herein contained.

11.REPAIRS AND MAINTENANCE.

(a)Except with respect to Landlord Repairs (as defined below), Tenant, at Tenant’s expense, shall keep and maintain the Premises in good order and condition. As used in this Lease, “maintain” shall include without limitation promptly making all repairs and any reasonably necessary replacements necessary to keep and maintain such in good order and condition. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or advising Landlord of Tenant’s desire to have Landlord make such repairs, in which case Tenant shall pay to Landlord for such repairs at Landlord’s then-standard rate. To the extent that Tenant requests that Landlord make any other repairs that are Tenant’s obligation to make under this Lease, Landlord may elect to make such repairs on Tenant’s behalf, at Tenant’s expense, and Tenant shall pay to Landlord such expense. If Tenant has been in default under this Lease, Landlord may elect to require that Tenant prepay the amount of such repair. All Tenant repairs shall comply with Laws and utilize materials and equipment that are at least equal in quality, number, and usefulness to those originally used in constructing the Building and the Premises. In addition, Tenant shall maintain, at Tenant’s expense, Tenant’s Supplemental HVAC, Premises Water Heaters, and/or Alterations in a clean and safe manner and in proper operating condition throughout the Term. “Tenant’s Supplemental HVAC” means any supplemental HVAC system serving the Premises (regardless of who installed it). “Premises Water Heater” means any water heater serving the Premises (regardless of who installed it), including without limitation expansion tanks and any associated piping. Tenant shall maintain Tenant’s Supplemental HVAC under a service contract with a firm and upon such terms as may be reasonably satisfactory to Landlord, including

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inspection and maintenance on at least a semiannual basis, and provide Landlord with a copy thereof. Within 5 days after Landlord’s request, Tenant shall provide Landlord with evidence that such contract is in place. Further, Tenant shall ensure that all Premises Water Heaters have a working automatic water shut-off device with audible alarm and a leak pan underneath with the drain line run to a suitable floor drain. All repairs to the Building and/or the Project made necessary by reason of the installation, maintenance, and operation of Tenant’s Supplemental HVAC, Premises Water Heaters, and Alterations shall be Tenant’s expense. In the event of an emergency, such as a burst waterline or act of God, Landlord shall have the right to make repairs for which Tenant is responsible hereunder (at Tenant’s cost) without giving Tenant prior notice, but in such case Landlord shall provide notice to Tenant as soon as practicable thereafter, and Landlord shall take commercially reasonable steps to minimize the costs incurred. Further, Landlord shall have the right to make repairs for which Tenant is responsible hereunder (at Tenant’s cost) with prior notice to Tenant if Landlord believes in its sole and absolute discretion that the repairs are necessary to prevent harm or damage to the Building, and Landlord shall take commercially reasonable steps to minimize the costs incurred.

(b)Landlord, at Landlord’s expense (except to the extent such expenses are includable in Project Expenses), shall make all necessary repairs to: (i) the footings and foundations and the structural elements of the Building; (ii) the roof of the Building; (iii) the HVAC, plumbing, elevators (if any), electric, fire protection and fire alert systems within the Building core from the core to the point of connection for service to the Premises, but specifically excluding Tenant’s Supplemental HVAC, Premises Water Heaters, and Alterations; (iv) the Building exterior; and (v) the Common Areas (collectively, “Landlord Repairs”). Any provision of this Lease to the contrary notwithstanding, any repairs to the Project or any portion thereof made necessary by the negligent or willful act or omission of, or default under this Lease by, Tenant or any Tenant Agent shall be made at Tenant’s expense, subject to the waivers set forth in Section 12(g).

(c)With respect to each party’s respective repair and maintenance obligations as set forth in this Section 11, each party shall employ a low-environmental impact sustainable cleaning and maintenance program that complies with sustainability guidelines reasonably acceptable to Landlord or in compliance with best practices for class A office buildings, including the use of sustainable cleaning chemicals and the use of non-disposable or recyclable janitorial paper products and trash bags when price, quality, and availability are comparable to conventional products. Landlord shall have the right but not the obligation to alter, replace, or improve the Premises and/or the Building (and/or any components thereof) to reduce Operating Expenses, energy, water consumption, and/or greenhouse gas emissions, improve operational efficiency and sustainability, and/or obtain or maintain certification under any sustainability guidelines. The cost of any such alterations, replacements, or improvements shall be included in Operating Expenses to the extent permitted under this Lease.

(d)The parties agree it is in their mutual best interest that the Building and Premises be operated and maintained in a manner that is environmentally responsible, fiscally prudent, and provides a safe and productive work environment. Accordingly, Tenant shall use commercially reasonable efforts to conduct its operations in the Building and within the Premises to: (1) minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building; and (2) permit the Building to maintain its LEED rating and an Energy Star label, to the extent applicable. Landlord shall use commercially reasonable efforts to operate and maintain the Common Areas of the Building to: (1) minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building; and (2) permit the Building to maintain its LEED rating and an Energy Star label, to the extent applicable, the costs of which shall be included in Project Expenses (except to the extent otherwise not permitted). Tenant acknowledges Landlord’s intention to operate the Building so as to provide for: (A) a healthy indoor environment; (B) the reduced use of energy and the use of renewable energy; (C) the reduced use of water and the use of recycled water (where and when possible); (D) the facilitation of alternate transportation to the Building; (E) the use of non-toxic, low-impact cleaning, pest control, and other products used in the operation and maintenance of the Building and the Premises; and (F) the recycling of daily operational waste that results from the activities of tenants, licensees, and visitors to the Building. Tenant acknowledges that the Building has achieved or qualifies for certification or rating pursuant to the following Green Building Rating System: LEED, Austin Energy Certification, Energy Star and Fitwel (in process of being achieved), and that Landlord may operate, manage, and maintain the Building to obtain or retain a certification or rating thereunder or obtain and maintain other Green Building Rating System accreditations, ratings, or certifications as Landlord deems appropriate. At all times, Tenant shall comply with the 405 Colorado Green Building Requirements, a copy of which is attached hereto as Exhibit F.

12.INSURANCE; SUBROGATION RIGHTS.

(a)Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of the Project and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, that would subject Landlord to any liability or responsibility for personal

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injury or death or property damage, increase any insurance rate in respect of the Project over the rate that would otherwise then be in effect, result in insurance companies of good standing refusing to insure the Project in amounts reasonably satisfactory to Landlord, or result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Project. If, by reason of any failure of Tenant to comply with this Lease, the premiums on Landlord’s insurance on the Project are higher than they otherwise would be, Tenant shall reimburse Landlord, on written demand, for that part of such premiums attributable to such failure on the part of Tenant.

(b)Tenant, at Tenant’s expense, shall obtain and keep in full force and effect at all times as of the Commencement Date (or Tenant’s earlier accessing of the Premises), all of the following insurance policies:

(i)commercial general liability insurance written on an ISO CG 00 01 occurrence policy form or its then-commercially available equivalent, including a Separation of Insureds clause, coverage for contractual liability covering Tenant’s contractual obligations under this Lease as an insured contract, personal injury liability, host liquor liability, premises-operations and hazards thereto, as well as liability arising out of this Lease in respect of the Premises and the conduct or operation of business therein. The minimum limits of coverage shall be no less than $1,000,000 per occurrence and $2,000,000 general aggregate (applying per location) for bodily injury (including death and mental anguish) and property damage, $1,000,000 personal and advertising injury, and $2,000,000 products-completed operations (for which coverage shall be maintained continuously for a minimum period equal to the applicable statute of limitations or statute of repose, whichever is greater) or in such other amounts as Landlord may from time to time require.

(ii)business automobile liability insurance covering liability arising from any non-owned or hired auto, provided such non-owned and hired auto liability may be satisfied by endorsement to the commercial general liability policy) in an amount of no less than $1,000,000 combined single limit per accident for bodily injury and property damage.

(iii)workers’ compensation in statutory limits together with employer’s liability insurance in amounts of no less than $1,000,000 each accident, $1,000,000 disease policy limit, and $1,000,000 disease each employee.

(iv)umbrella/excess liability insurance on a follow form basis in amounts of no less than $5,000,000 per occurrence and $5,000,000 annual aggregate (applying per location) in excess of commercial general liability, employer’s liability, and automobile liability insurance policies, concurrent to, and no more restrictive than such underlying insurance policies. Such policy shall be endorsed to provide that this insurance is primary to, and noncontributory with, any other insurance in which Landlord and any Additional Insured is an insured, whether such other insurance is primary, excess, self-insurance, or insurance on any other basis, which must cause the umbrella/excess coverage to be vertically exhausted, whereby such coverage is not subject to any “Other Insurance” provision under Tenant’s umbrella/excess liability policy. The limits of liability may be satisfied by a combination of primary and excess liability insurance.

(v)property insurance written on an ISO CP 10 30-Cause of Loss-Special Form, commonly referred to as the “all risk” policy form, or its then-commercially available equivalent, including, but not limited to, coverage against sprinkler leakage and other damage due to water, fire, windstorm, cyclone, tornado, hail, earthquake, explosion, riot, civil commotion, aircraft, vehicle, smoke damage, vandalism, and malicious mischief insuring all present and future Tenant’s Property leased by or in the care, custody, and control of Tenant and located in the Premises in an amount of no less than the full replacement cost thereof, with an agreed amount endorsement (waiving applicable co-insurance clause). “Tenant’s Property” means Tenant’s trade fixtures, furniture, equipment, personal property, signage, Specialty Alterations (as defined in Section 18(b)), and telephone, security, and communication equipment system wiring and cabling. Tenant shall not self-insure. Tenant shall neither have, nor make, any claim against Landlord, and Landlord shall not be responsible or liable to Tenant or those claiming by, through, or under Tenant, for any loss or damage resulting to Tenant or those claiming by, through, or under Tenant, or its or their property, including without limitation Tenant’s Property, regardless of the cause of the loss or damage, including, without limitation, fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain, snow, or leaks from any part the Building or from the pipes, appliances, equipment, or plumbing works or from the roof or from any other place, nor shall Landlord be liable for any loss of or damage to property of Tenant, including without limitation Tenant’s Property, or of others entrusted to employees of Landlord.

(vi)business interruption insurance covering loss due to the occurrence of the hazards required to be insured against by Tenant pursuant to this Lease, in an amount sufficient to cover Tenant’s monetary obligations under this Lease for a period of at least 12 months.

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(vii)boiler and machinery, if there is a boiler, supplemental air conditioning unit, or pressure object or similar equipment in the Premises. When applicable, this insurance coverage requirement may be satisfied through the all-risk coverage required in Section 12(b)(v).

(c)All insurance policies required of Tenant under this Lease, including ongoing and products-completed operations coverage but exclusive of workers’ compensation, shall name: Landlord and Brandywine Realty Trust, and their members, partners, joint venturers, shareholders, officers, employees, agents, mortgagees, ground lessors, affiliates, and property managers, and their respective officers, members, partners, directors, shareholders, employees, and agents, together with their successors and assigns as their interest may appear, and any other applicable party whose name and address have been furnished to Tenant, each as an additional insured (collectively, “Additional Insureds”). All such coverages shall be primary and noncontributory, and any other insurance that may be available to Landlord and any Additional Insured will be excess and noncontributory. Each Additional Insured shall be afforded coverage as broad as if this Lease had expressly covered the claim against the Additional Insured, and for the greater of the minimum amount called for by this Lease or Tenant’s actual policy limit.

(d)Prior to the Commencement Date (or Tenant’s earlier accessing of the Premises), Tenant shall provide Landlord and/or Landlord’s designated agent with certificates that evidence that all insurance coverages required under this Lease are in place for the policy periods. Tenant shall also furnish to Landlord and/or Landlord’s designated agent throughout the Term replacement certificates no later than 10 days after the binding of new policies issued in connection with the expiration of the then-current policy or policies or, upon request by Landlord and/or Landlord’s designated agent from time to time, sufficient information to evidence that the insurance required under this Section is in full force and effect. In addition, Tenant shall provide Landlord and/or Landlord’s designated agent with at least 30 days’ prior written notice of cancelation or material alteration all such policies. Tenant shall include a waiver of the insurer’s right of subrogation against Landlord and Additional Insureds during the Term in each of Tenant’s liability and workers’ compensation policies. If Tenant fails to provide Landlord and/or Landlord’s designated agent with a requested insurance certificate as required under this Lease within 30 days after receipt of Landlord’s written request therefor or if later the date required under this Section 12(d), Tenant shall pay to Landlord a fee equal to $25.00 for each day that elapses after such 30-day period until Landlord and/or Landlord’s designated agent receives the requested certificate. In no event will any acceptance of certificates of insurance by Landlord, or failure of Tenant to provide certificates of insurance as required hereunder, be construed as a waiver or limitation of Tenant’s obligations to maintain insurance coverage pursuant to this Section 12. All insurance required under this Lease shall be issued by an insurance company that has been in business for at least 5 years, is authorized to do business in the State, and is rated “A-/X” or greater by A.M. Best’s Insurance Reports or any successor publication of comparable standing. The limits of any such required insurance shall not in any way limit Tenant’s liability under this Lease or otherwise. If Tenant fails to maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant’s expense, which expense shall be reimbursed by Tenant as Additional Rent within 30 days after written demand. The deductible or self-insured retention amount required under any insurance policy maintained by Tenant shall be the sole responsibility of Tenant and not exceed $50,000, unless otherwise approved by Landlord in writing.

(e)Tenant shall enter a written contract with its movers and other vendors that requires them to: (i) procure insurance appropriate to the applicable risk and satisfactory to Landlord; (ii) endorse its policies with the Additional Insureds as additional insureds (except workers compensation); and (iii) be primary and noncontributory to any insurance carried by an Additional Insured. However, in no event will the mover and other vendors carry insurance coverages and limits less than the following: (i) commercial general liability insurance - $1,000,000 per occurrence, $2,000,000 general aggregate, $2,000,000 products-completed operations; (ii) commercial auto liability insurance for all owned, non-owned, and hired autos in a limit of $1,000,000 per accident; and (iii) workers compensation insurance as required by statute. Tenant shall deliver to Landlord and/or Landlord’s designated agent a certificate of insurance naming each Additional Insured as an additional insured, which policies shall be primary and any other insurance that may be available to Landlord and any Additional Insured will be excess and noncontributory.

(f)Landlord shall obtain and maintain, or cause to be obtained or maintained, the following insurance during the Term: (i) replacement cost insurance including “all risk” property insurance on the Building, including without limitation leasehold improvements (exclusive of Tenant’s Property); (ii) commercial general liability insurance (including bodily injury and property damage) covering Landlord’s operations at the Project in amounts reasonably required by Landlord or any Mortgagee (as defined in Section 16); and (iii) such other insurance as reasonably required by Landlord or any Mortgagee.

(g)Landlord and Tenant shall each include in each of its property insurance policies (as required above) a waiver of the insurer’s right of subrogation against the other party during the Term (and any period of Tenant’s access to the Premises prior to the Commencement Date), and consent to a waiver of right of recovery pursuant to the terms of this paragraph. Both Landlord and Tenant agree to promptly give each insurance

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company which has issued to it policies of insurance written notice of the terms of such mutual waivers and to cause such insurance policies to be properly endorsed, if necessary, to prevent the invalidation thereof by reason of such waivers. Notwithstanding anything to the contrary in this Lease: (i) each party hereby waives, releases, and agrees not to make any claim against or seek to recover from, the other party with respect to any claim (including a claim for negligence) that such party might otherwise have against the other party for loss, damage, or destruction with respect to its property occurring during the Term (or any period of Tenant’s access to or occupancy of the Premises prior to the Commencement Date or after the Surrender Date) to the extent to which such party is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability; and (ii) all waivers of subrogation and rights of recovery required hereunder shall also apply to each of the waiving party’s insurance policies’ deductible(s)/self-insured retention(s). Nothing contained in this Section 12(g) shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore, or rebuild, or nullify any abatement of rents provided for elsewhere in this Lease.

13.INDEMNIFICATION.

(a)Except to the extent the release of liability and waiver of subrogation provided in Section 12 above applies, Tenant shall defend, indemnify, and hold harmless Landlord, Landlord’s property manager, Brandywine Realty Trust, and each of their respective direct and indirect directors, officers, members, partners, managers, trustees, employees, and agents (collectively, “Landlord Indemnitees”) from and against any and all third-party claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) to the extent arising out of or from or related to: (i) any breach or default of any of Tenant’s obligations under this Lease; (ii) any negligence or willful act or omission of Tenant, any Tenant Indemnitees (as defined below), or any Tenant Agent; and (iii) except to the extent arising from Landlord’s negligence or willful misconduct, any acts or omissions occurring at, or the condition, use, or operation of, the Premises, including without limitation completion of the Leasehold Improvements. If Tenant fails to promptly defend a Landlord Indemnitee following written demand by the Landlord Indemnitee, the Landlord Indemnitee shall defend the same at Tenant’s expense, by retaining or employing counsel reasonably satisfactory to such Landlord Indemnitee.

(b)Except to the extent the release of liability and waiver of subrogation provided in Section 12 above applies, Landlord shall defend, indemnify, and hold harmless Tenant and each of Tenant’s directors, officers, members, partners, trustees, employees, and agents (collectively, “Tenant Indemnitees”) from and against any and all third-party claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) to the extent arising out of or from or related to: (i) any breach or default of any of Landlord’s obligations under this Lease; and (ii) any negligence or willful misconduct of Landlord or any Landlord Indemnitees. If Landlord fails to promptly defend a Tenant Indemnitee following written demand by the Tenant Indemnitee, the Tenant Indemnitee shall defend the same at Landlord’s expense, by retaining or employing counsel reasonably satisfactory to such Tenant Indemnitee.

(c)Landlord’s and Tenant’s obligations under this Section shall not be limited by the amount or types of insurance maintained or required to be maintained under this Lease. The provisions of this Section shall survive the Expiration Date.

14.CASUALTY DAMAGE. If there occurs any casualty to the Project and: (i) insurance proceeds are unavailable to Landlord or are insufficient to restore the Project to substantially its pre-casualty condition; (ii) zoning or other applicable Laws do not permit repair and restoration; or (iii) more than 30% of the total area of the Building is damaged, Landlord shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to Tenant within 60 days after such casualty. Such notice shall specify a termination date not fewer than 30 nor more than 90 days after such notice is given to Tenant. If there occurs any casualty to the Premises and: (i) in Landlord’s reasonable judgment, the repair and restoration work would require more than 210 consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime); or (ii) the casualty occurs during the last 12 months of the Term, Landlord and Tenant shall each have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other party within 60 days after the date of such casualty. Such notice shall specify a termination date not fewer than 30 nor more than 90 days after such notice is given to the other party, but in no event shall the termination date be after the last day of the Term. Notwithstanding the foregoing, if the casualty was caused by the act or omission of Tenant or any Tenant Agent, Tenant shall have no right to terminate this Lease due to the casualty. If there occurs any casualty to the Premises and neither party terminates this Lease, then Landlord shall use commercially reasonable efforts to cause the damage to be repaired (exclusive of Tenant’s Property) to a condition as nearly as practicable to that existing prior to the damage, with commercially reasonable speed and diligence, subject to delays that may arise by reason of adjustment of the loss under insurance policies, Laws, and Force Majeure Events, provided if such damage was caused by the act or omission of Tenant or any Tenant Agent, then Tenant shall pay Landlord the amount by which Landlord’s cost to repair exceeds the insurance proceeds, if any, actually received by Landlord on account of such damage (or, if Landlord fails to maintain the

EXHIBIT 10.35
insurance required by Section 12, that Landlord would have received to the extent Landlord maintained such insurance required by Section 12). Landlord shall not be liable for any inconvenience or annoyance to Tenant or Tenant Indemnitees, injury to Tenant’s business, or pain and suffering, resulting in any way from such damage or the repair thereof. Notwithstanding the foregoing, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated during the period (if any) during which Tenant is not reasonably able to use the Premises or an applicable portion thereof as a result of such casualty. Tenant shall have no right to terminate this Lease as a result of any damage or destruction of the Premises, except as expressly provided in this Section. The provisions of this Lease, including this Section, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any Law with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises.

15.CONDEMNATION. If a taking renders the Building reasonably unsuitable for the Permitted Use, this Lease shall, at either party’s option exercised by written notice to the other within 30 days after such taking, terminate as of the date title to condemned real estate vests in the condemner, the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to such date, all Rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability for any unaccrued obligations hereunder; provided, however, a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as materially to handicap, impede, or impair Tenant’s use of the balance of the Premises for its normal business operations. If this Lease is not terminated after a condemnation, then notwithstanding anything to the contrary in this Lease, Rent shall be equitably reduced in proportion to the area of the Premises that has been taken for the balance of the Term. Subject to the terms of this paragraph, all awards, damages, and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages, and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages, or compensation attributable to damage to the Premises, value of the unexpired portion of the Term, loss of profits or goodwill, leasehold improvements, or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses, business dislocation damages, and for the value of furnishings, equipment, and trade fixtures installed in the Premises at Tenant’s expense and which Tenant is entitled pursuant to this Lease to remove on the Surrender Date, but only to the extent such claim does not reduce or diminish the award, damages, or compensation otherwise payable to or recoverable by Landlord in connection with such condemnation.

16.SUBORDINATION; ESTOPPEL CERTIFICATE; GROUND LEASE.

(a)This Lease is and shall be subject and subordinate at all times to the lien, provisions, operation, and effect of any mortgages or deeds of trust (“Mortgage”), ground leases, or other security instruments now or hereafter placed upon the Premises, Building, and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver within 15 days after written demand such further instrument evidencing such subordination and attornment as shall be reasonably required by any Mortgagee. If Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant shall give to the holder (“Mortgagee”) of any Mortgage whose name and address has been furnished to Tenant, notice by overnight mail of any such default that Tenant shall have served upon Landlord. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee. If Landlord shall fail to cure such default, the Mortgagee shall have 45 additional days within which to cure such default or such longer period as may be reasonably necessary to complete the cure provided Mortgagee is proceeding diligently to cure such default. Notwithstanding the foregoing, any Mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution and delivery, and in that event the Mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the Mortgage.

(b)Tenant shall attorn to any foreclosing mortgagee, purchaser at a foreclosure sale or by power of sale, or purchaser by deed in lieu of foreclosure. If the holder of a superior mortgage shall succeed to the rights of Landlord, then at the request of such party so succeeding to Landlord’s rights (herein sometimes called successor landlord) and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease and shall promptly, without payment to Tenant of any consideration therefor, execute and deliver any instrument that such successor landlord may request to evidence such attornment. Tenant hereby irrevocably appoints Landlord or the successor landlord the attorney in fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions, and

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covenants as are set forth in this Lease and shall be applicable after such attornment, except that the successor landlord shall not be bound by any modification of this Lease not approved by the successor landlord, or by any previous prepayment of more than one month’s rent, unless such modification or prepayment shall have been expressly approved in writing by the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord. With respect to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to any Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Mortgagee, shall never be deemed an assumption by such Mortgagee of any of the obligations of Landlord hereunder, unless such Mortgagee shall, by written notice sent to Tenant, specifically elect, or unless such Mortgagee shall foreclose the Mortgage and take possession of the Premises. Tenant, upon receipt of written notice from a Mortgagee that such Mortgagee is entitled to collect Rent hereunder may in good faith remit such Rent to Mortgagee without incurring liability to Landlord for the nonpayment of such Rent. The provisions for attornment set forth in this Section 16(b) shall be self-operative and shall not require the execution of any further instrument. However, if Landlord reasonably requests a further instrument confirming such attornment, Tenant shall execute and deliver such instrument within 10 days after receipt of such request.

(c)Tenant must at any time and from time to time, within 10 days after receipt of Landlord’s written request, execute and deliver to Landlord an estoppel certificate certifying all reasonably requested information pertaining to this Lease.

(d)Reference is hereby made to the Ground Lease Agreement dated as of November 1, 2008 (as amended, “Ground Lease”) between Ground Lessor and Landlord, as may be amended, pursuant to which Landlord ground leases the land under the Building from Ground Lessor. “Ground Lessor” means, collectively, and together with their successors and assigns, John Coleman Horton III; John Coleman Horton III, Trustee for The John Coleman Horton IV Exempt Trust and The John Coleman Horton IV Non-Exempt Trust; John Coleman Horton III, Trustee of The Perry McCray Horton Exempt Trust and The Perry McCray Horton Non-Exempt Trust; American Bank, N.A. and Susan Chiles Harris, Successor Co-Trustees of The Trust for The Benefit of Susan Chiles Harris created under Article 2-3 of the will of John H. Chiles, Jr., deceased; Ciera Bank and Ann Chiles Graham, Successor Co-Trustees of The Trust for The Benefit of Ann Chiles Graham created under Article 2-3 of the will of John H. Chiles, Jr., deceased, as may be assigned. Tenant acknowledges that Landlord is the ground lessee under the Ground Lease, and Tenant agrees that this Lease shall be subject and subordinate to the Ground Lease and the rights of Ground Lessor thereunder.

17.DEFAULT AND REMEDIES.

(a)An “Event of Default” shall be deemed to exist and Tenant shall be in default hereunder if: (i) Tenant fails to pay any Rent when due and such failure continues for more than 3 business days after Landlord has given Tenant written notice of such failure (such notice being in lieu of, and not in addition to, any applicable statutory notice); provided, however, in no event shall Landlord have any obligation to give Tenant more than 2 such notices in any 12-month period, after which there shall be an Event of Default if Tenant fails to pay any Rent when due, regardless of Tenant’s receipt of notice of such nonpayment, and, provided further, there shall be an automatic Event of Default if Tenant fails to pay any Rent when due and an automatic stay of bankruptcy precludes issuance of a default notice; (ii) Tenant fails to bond over a mechanic’s or materialmen’s lien within 15 days after Landlord’s written demand; (iii) there is any assignment or subletting (regardless of whether the same might be void under this Lease) in violation of the terms of this Lease; (iv) the occurrence of any default beyond any applicable notice and/or cure period under any guaranty executed in connection with this Lease; (v) Tenant fails to deliver any Landlord-requested estoppel certificate or subordination agreement within 10 business days after receipt of written notice that such document was not received within the time period required under this Lease; (vi) Tenant ceases to use the Premises for the Permitted Use or removes substantially all of its furniture, equipment, and personal property from the Premises (other than in the case of a permitted subletting or assignment); (vii) there is a filing of a voluntary petition for relief by Tenant or any guarantor of this Lease, or the filing of a petition against Tenant or any guarantor of this Lease in a proceeding under the federal bankruptcy or other insolvency laws that is not withdrawn or dismissed within 45 days thereafter, or Tenant’s rejection of this Lease after such a filing, or, under the provisions of any law providing for reorganization or winding up of corporations, the assumption by any court of competent jurisdiction of jurisdiction, custody, or control of Tenant or any substantial part of its property, or of any guarantor of this Lease, where such jurisdiction, custody, or control remains in force, unrelinquished, unstayed, or unterminated for a period of 45 days, or the death or ceasing of existence of Tenant or any guarantor of this Lease, or the commencement of steps or proceedings toward the dissolution, winding up, or other termination of the existence of Tenant or any guarantor of this Lease, or toward the liquidation of either of their respective assets, or the evidence of the inability of Tenant or any guarantor of this Lease to pay its debts as they come due, including without limitation an admission in writing of its inability to pay its debts when due, or any judgment docketed against any guarantor of this Lease which is not paid, bonded, or otherwise discharged within 45 days; or (viii) Tenant fails to observe or perform any of Tenant’s other agreements or obligations under this Lease and such failure continues for more than 30 days after Landlord gives Tenant written notice of such failure, or the expiration of such

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additional time period as is reasonably necessary to cure such failure (not to exceed an additional 60 days), provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such failure.

(b)Upon the occurrence of an Event of Default, Landlord, in addition to the other rights or remedies it may have under this Lease, at law, or in equity, and without prejudice to any of the same, shall have the option, without any notice to Tenant and with or without judicial process, to pursue any one or more of the following remedies:

(i)Landlord shall have the right to terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and Tenant shall pay Landlord upon written demand for all losses and damages that Landlord suffers or incurs by reason of such termination, including damages in an amount equal to the total of: (A) the direct out-of-pocket costs incurred by Landlord of repossessing the Premises and all other out-of-pocket expenses directly incurred by Landlord in connection with Tenant’s default; (B) the unpaid Rent earned as of the date of termination; (C) all Rent for the period that would otherwise have constituted the remainder of the Term, discounted to present value at a rate of 2.75% per annum; and (D) all other sums of money and damages owing by Tenant to Landlord.

(ii)Landlord shall have the right to terminate Tenant’s right of possession (but not this Lease) and may repossess the Premises by forcible detainer or forcible entry and detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease. If Tenant receives written notice of a termination of its right to possession, such notice will serve as both a notice to vacate, notice to pay or quit, and a demand for possession of, the Premises, and Landlord may immediately thereafter initiate a forcible detainer action without any further demand or notice of any kind to Tenant.

(iii)Landlord shall have the right to enter and take possession of all or any portion of the Premises without electing to terminate this Lease, in which case Landlord shall have the right to relet all, or any portion of the Premises on such terms as Landlord deems advisable. Landlord will not be required to incur any expenses to relet all or any portion of the Premises, although Landlord may at its option incur customary leasing commissions or other costs for the account of Tenant as Landlord shall deem necessary or appropriate to relet. In no event will the failure of Landlord to relet all or any portion of the Premises reduce Tenant’s liability for Rent or damages; provided, however, neither the foregoing nor anything else contained in this Section shall relieve Landlord from any obligation under Texas law to mitigate the damages of Landlord arising as a result of an Event of Default by Tenant under this Lease and shall not be construed in any way as a provision or provisions which purports/purport to waive a right of Tenant to require that Landlord mitigate, or to exempt Landlord from a duty to mitigate (or from liability for its failure to satisfy such duty), Landlord’s damages arising due to an Event of Default by Tenant under this Lease. Landlord must have full possession of all of the Premises before any duty to mitigate damages will arise, and Landlord shall be conclusively deemed not to be in full possession of all of the Premises if any litigation or other proceeding is pending in which Tenant is asserting a right to regain possession of the Premises and/or disputing Landlord’s right to possession of the Premises. To satisfy Landlord’s obligation under Texas law to mitigate its damages following an Event of Default by Tenant under this Lease, Landlord must only retain a real estate broker (such broker can be the same as the broker that is leasing the other space in the Building and/or Project which is available for rent) to market the Premises and acknowledge through such broker that all portions of the Premises are available for lease, and such retention shall constitute prima facie evidence of reasonable efforts on the part of Landlord to relet the Premises; provided, however, in no event shall Landlord be obligated to: (i) relet to an affiliate of Tenant or any party not reasonably acceptable to any mortgagee or lessor of Landlord; (ii) relet all or any portion(s) of the Premises for less than the then fair market value of such Premises as determined by Landlord; or (iii) relet all or any portion(s) of the Premises unless there is/are no other comparable space/spaces available for lease at the Project or any other property owned by Landlord or an affiliate of Landlord within a 2-mile radius of the Project. Additionally, with respect to provisions of the laws of Texas that require that Landlord use reasonable efforts to relet the Premises and mitigate its damages following an Event of Default, the following shall apply in determining whether efforts by Landlord to relet are reasonable: (1) Landlord may elect to lease other comparable, available space at the Project, if any, before reletting all or any portion of the Premises; (2) Landlord may elect to consent to the assignment or sublease by an existing tenant of the Project before reletting all or any portion of the Premises; (3) Landlord may decline to relet all or any portion of the Premises to a prospective tenant if the nature of such prospective tenant’s business is not consistent with the tenant mix of the Project or with any other tenant leases that contain provisions prohibiting Landlord from leasing space at the Project for certain uses, or if the nature of such prospective tenant’s business may have an adverse impact on the manner in which the Project is operated or upon the reputation of the Project even though in each of such circumstances such prospective tenant may have a good credit rating; and (4) before reletting all or any portion of the Premises to a prospective tenant, Landlord may require that such prospective tenant demonstrate the same financial capacity that Landlord would require as a condition to leasing other space at the Project to a prospective tenant. Without causing a surrender or forfeiture or termination of this Lease after the occurrence and during the continuance of an Event of Default, Landlord may: (A) relet all or any portion of the Premises for a term or terms to expire at the same time as, earlier than, or subsequent to, the expiration of the Term; (B) remodel or change the use and character of all or any portion of the Premises; and

EXHIBIT 10.35
(C) grant rent concessions in reletting all or any portion of the Premises, if necessary in Landlord’s judgment, without reducing Tenant’s obligation for Rent specified in this Lease. The rent earned from reletting all or any portion of the Premises shall be applied first, to the payment of any indebtedness other than Rent due from Tenant to Landlord, second, to the payment of any cost of such reletting including, without limitation, refurbishing costs and leasing commissions, and third, to the payment of Rent due and unpaid under this Lease. If the rent earned from reletting all or any portion of the Premises, after payment of such indebtedness and/or reletting costs, is insufficient to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Tenant shall pay to Landlord upon demand the amount of such deficiency. If such rent, after payment of such indebtedness and/or reletting costs, is greater than the Rent reserved under this Lease, Landlord may retain such excess. Reletting of the Premises after the occurrence of an Event of Default shall not be construed as an election to terminate this Lease and, notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease. Notwithstanding anything to the contrary in this Section, provided Landlord has not terminated this Lease with respect to the space relet to a substitute tenant, upon the default by any substitute tenant or upon the expiration or any earlier termination of such substitute tenant’s lease term before the expiration of the Term, Landlord may, at Landlord’s sole election, either relet to still another substitute tenant or otherwise exercise its rights under this Section.

(iv)Landlord shall have the right to enter upon and take custodial possession of all or any portion of the Premises, lock out or remove Tenant and any other person occupying all or any portion of the Premises, and alter the locks and other security devices at the Premises, all without demand or notice of any kind to Tenant and without Landlord being deemed guilty of trespass or becoming liable for any resulting loss or damage and without causing a termination or forfeiture of this Lease or of Tenant’s obligation to pay Rent. If Landlord changes the lock(s) to door(s) into the Premises and Tenant is then delinquent in the payment of Rent due hereunder, a new key will be provided to Tenant only if no default then exists by Tenant under this Lease and the amount of the delinquent Rent is paid to Landlord by cashier’s check or other payment medium of immediately available funds that is acceptable to Landlord in its sole discretion. Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant. The foregoing provision is intended to and shall supersede the provisions of Section 93.002 of the Texas Property Code.

(v)Landlord shall have the right to enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any out-of-pocket costs which Landlord directly incurs in thus effecting Tenant’s compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

(vi)Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. If Landlord elects to continue this Lease in full force and effect pursuant to this Section, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due. Landlord’s election not to terminate this Lease pursuant to this Section or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from showing the Premises to potential tenants, subsequently electing to terminate this Lease, or pursuing any of its other remedies.

(c)Upon the occurrence of an Event of Default, Tenant shall be liable to Landlord for, and Landlord shall be entitled to recover: (i) all Rent accrued and unpaid; (ii) all costs and expenses directly incurred by Landlord in recovering possession of the Premises, including reasonable legal fees, and removal and storage of Tenant’s Property; (iii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the Expiration Date; (iv) the costs of reletting commissions; and(v) all reasonable legal fees and court costs incurred by Landlord in connection with the Event of Default.

(d)Any amount payable by Tenant under this Lease that is not paid when due shall bear interest at the rate of 1.0% per month until paid by Tenant to Landlord. If Tenant fails to pay Rent when due on 3 or more occasions during the Term, Landlord shall have the right to require Tenant to pay all future Rent by ACH debit of funds, in which case Tenant shall complete Landlord’s then-current forms authorizing Landlord to automatically debit Tenant’s bank account.

(e)Neither any delay or forbearance by Landlord in exercising any right or remedy hereunder nor Landlord’s undertaking or performing any act that Landlord is not expressly required to undertake under this Lease shall be construed to be a waiver of Landlord’s rights or to represent any agreement by Landlord to thereafter undertake or perform such act. Landlord’s waiver of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or Landlord’s failure to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the

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future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition, nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, reentry, or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

(f)If Tenant defaults in the performance of any covenant, agreement, term, provision, or condition contained in this Lease, Landlord, in addition to any other rights and remedies it has under this Lease and without thereby waiving such default, may perform the same for the account of and at the expense of Tenant (but shall not be obligated to do so), without notice in a case of emergency and in any other case if such default continues after 5 days from the date that Landlord gives written notice to Tenant of its intention to do so. Landlord may invoice Tenant for all amounts paid by Landlord and all losses, costs, and expenses incurred by Landlord in connection with any such performance by Landlord pursuant to this paragraph, including, without limitation, all amounts paid and costs and expenses incurred by Landlord for any property, material, labor, or services provided, furnished, or rendered, or caused to be provided, furnished, or rendered, by Landlord to Tenant (together with interest at the rate of 0.5% per month from the date Landlord pays the amount or incurs the loss, cost, or expense until the date of full repayment by Tenant) monthly or immediately, at Landlord’s option, and shall be due and payable by Tenant to Landlord as Additional Rent within 30 days after Tenant receives the invoice. Any reservation of a right by Landlord to enter upon the Premises and to make or perform any repairs, alterations, or other work in, to, or about the Premises, which, in the first instance, is Tenant’s obligation pursuant to this Lease, shall not be deemed to impose any obligation on Landlord to do so, render Landlord liable to Tenant or any third party for the failure to do so, or relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.
(g)The rights granted to Landlord in this Section shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant’s obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law or in equity. Landlord shall be entitled to seek injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition, or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition, or provision of this Lease.

(h)No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity, and acceptance of such partial payment shall be deemed subject to Landlord’s reservation of all rights. Landlord shall have no obligation to accept any cure proffered by Tenant after an Event of Default.

(i)In addition to any applicable common law or statutory lien, none of which are to be deemed waived by Landlord, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid lien and security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant which may hereafter be situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord, which shall not unreasonably withheld, conditioned or delayed, until all arrearage in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements, and conditions hereof have been fully complied with and performed by Tenant. Upon request by Tenant, Landlord shall subordinate the lien granted hereunder to any commercial lender to whom Tenant grants a security interest. Nothing herein shall be deemed to prevent the abandonment of property as set forth in Section 18(b). Upon the occurrence of an Event of Default by Tenant, Landlord may, in addition to any other remedies provided herein, peaceably enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of time and place of any public sale or of the time after which any private sale is to be

EXHIBIT 10.35
made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Section 21 at least 5 days before the time of sale. The proceeds from any such disposition, less all expenses connected with the taking of possession, holding, and selling of the property (including reasonable attorneys’ fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State.

18.SURRENDER; HOLDOVER.

(a)By no later than the Expiration Date or earlier termination of Tenant’s right to possession of the Premises (such earlier date, the “Surrender Date”), Tenant shall vacate and surrender the Premises to Landlord in good order and condition, free of all Transferees, vacant, broom clean, and in conformity with the applicable provisions of this Lease, including without limitation Sections 9 and 11. Tenant shall have no right to hold over beyond the Surrender Date, and if Tenant does not vacate as required such failure shall be deemed an Event of Default and Tenant’s occupancy shall not be construed to effect or constitute anything other than a tenancy at sufferance. During any period of occupancy beyond the Surrender Date, the amount of Rent owed by Tenant to Landlord shall be the Holdover Percentage of the Rent for the month immediately prior to the Expiration Date, without prorating for any partial month of holdover, and except that any provisions in this Lease that limit the amount or defer the payment of Additional Rent shall be null and void. “Holdover Percentage” equals: (i) 150% for the first month of holdover; and (ii) 200% for any period of holdover beyond 1 month. The acceptance of Rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the Surrender Date shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including reasonable attorneys’ fees, incurred by Landlord as a result of such holdover. The provisions of this Section shall not constitute a waiver by Landlord of any right of reentry as set forth in this Lease; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of Landlord’s right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed. No option to extend this Lease shall have been deemed to have occurred by Tenant’s holdover, and any and all options to extend this Lease or expand the Premises shall be deemed terminated and of no further effect as of the first date that Tenant holds over. In addition, if Tenant fails to vacate and surrender the Premises as herein required, Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) to the extent arising out of or from or related to such failure, including without limitation, claims made by any succeeding tenant and real estate brokers’ claims and reasonable attorneys’ fees. Tenant’s obligation to pay Rent and to perform all other Lease obligations for the period up to and including the Surrender Date, and the provisions of this Section, shall survive the Expiration Date. In no way shall the remedies of Landlord set forth above be construed to constitute liquidated damages for Landlord’s losses resulting from Tenant’s holdover.

(b)Prior to the Surrender Date, Tenant, at Tenant’s expense, shall remove from the Premises Tenant’s Property, and restore in a good and workmanlike manner any damage to the Premises and/or the Building caused by such removal or replace the damaged component of the Premises and/or the Building if such component cannot be restored as aforesaid as reasonably determined by Landlord. Notwithstanding the foregoing, Tenant shall not be required to remove a Specialty Alteration if at the time Tenant requests Landlord’s consent to such Specialty Alteration, Tenant provides Landlord with written notification that Tenant desires to not be required to remove such Specialty Alteration and Landlord consents in writing to Tenant’s non-removal request, which consent will not be unreasonably withheld, conditioned or delayed. A “Specialty Alteration” means an Alteration or Leasehold Improvement that: (i) Landlord required to be removed in connection with Landlord’s consent to making such Alteration or Leasehold Improvement; or (ii) is not Building standard, including without limitation kitchens (other than a standard office kitchen installed for the use of Tenant’s employees only), executive restrooms, computer room installations, supplemental HVAC equipment and components, safes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations (other than typical penetrations for kitchens and electrical distribution), non-Building-standard life safety systems, security systems, specialty door locksets (such as cipher locks) or specialty lighting, and any demising improvements done by or on behalf of Tenant after the Commencement Date. If Tenant fails to remove any of Tenant’s Property as required herein, the same shall be deemed abandoned and Landlord, at Tenant’s expense, may remove and dispose of same and repair and restore any damage caused thereby, or, at Landlord’s election, such Tenant’s Property shall become Landlord’s property. Tenant shall not remove any Alteration (other than Specialty Alterations) from the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

19.RULES AND REGULATIONS. Tenant covenants that Tenant and Tenant Agents shall comply with the rules and regulations set forth on Exhibit E attached hereto. Landlord shall have the right to rescind and/or

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augment any of the rules and regulations and to make such other and further written rules and regulations as in the reasonable judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Project, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which when delivered to Tenant shall be binding upon Tenant in a like manner as if originally prescribed. In the event of an inconsistency between the rules and regulations and this Lease, the provisions of this Lease shall control. Landlord shall not have any liability to Tenant for any failure of any other tenants to comply with any of the rules and regulations.

20.GOVERNMENTAL REGULATIONS.

(a)Tenant shall not at any time use, generate, manufacture, refine, transport, treat, store, handle, dispose, bring, or otherwise cause to be brought or permit any Tenant Agent to bring, in, on, or about any part of the Project, any hazardous waste, solid waste, hazardous substance, toxic substance, petroleum product or derivative, asbestos, polychlorinated biphenyl, hazardous material, pollutant, contaminant, or similar material or substance as defined by the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (CERCLA), or now or hereafter defined or regulated as such by any other Law (“Hazardous Material”). Notwithstanding any expiration or termination of this Lease, Tenant shall indemnify and hold harmless Landlord and Landlord Indemnitees from and against any and all claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) to the extent arising out of or from or related to the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored, or disposed of by Tenant or any Tenant Agent in or about the Project, whether before or after the Commencement Date. Notwithstanding the foregoing, during the Term Tenant shall be permitted to bring onto the Premises office cleaning supplies and products normally found in modern offices provided Tenant only brings a reasonable quantity of such supplies and products onto the Premises and Tenant shall at all times comply with all Laws pertaining to the storage, handling, use, disposal, and application of such supplies and products, and all Laws pertaining to the communication to employees and other third parties of any hazards associated with such supplies and products. Tenant shall not install any underground or above ground tanks on the Project. Tenant shall not cause or permit to exist any release, spillage, emission, or discharge of any Hazardous Material on or about the Project (“Release”). In the event of a Release, Tenant shall immediately notify Landlord both orally and in writing, report such Release to the relevant government agencies as required by applicable Law, and promptly remove the Hazardous Material and otherwise investigate and remediate the Release in accordance with applicable Law and to the satisfaction of Landlord. Landlord shall have the right, but not the obligation, to enter upon the Premises to investigate and/or remediate the Release in lieu of Tenant, and Tenant shall reimburse Landlord as Additional Rent for the costs of such remediation and investigation. Tenant shall promptly notify Landlord if Tenant acquires knowledge of the presence of any Hazardous Material on or about the Premises, except as Tenant is permitted to bring onto the Premises under this Lease. Landlord shall have the right to inspect and assess the Premises for the purpose of determining whether Tenant is handling any Hazardous Material in violation of this Lease or applicable Law, or to ascertain the presence of any Release. This subsection shall survive the Expiration Date.

(b)Tenant shall, and shall cause Tenant Agents to, use the Premises in compliance with all applicable Laws. Tenant shall comply with all present and future Laws concerning the use, occupancy, and condition of the Premises and all machinery, equipment, furnishings, fixtures, and improvements therein, all of which shall be complied with in a timely manner at Tenant’s sole cost and expense. Without limiting the generality of the foregoing, Tenant shall: (i) obtain, at Tenant’s expense, before engaging in Tenant’s business or profession within the Premises, all necessary licenses and permits including, but not limited to, state and local business licenses, and permits; and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents, and permits necessary for the lawful conduct of Tenant’s business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes, gross receipts taxes, and other taxes, assessments, duties, impositions, and similar charges that are or may be assessed, levied, or imposed upon Tenant, Tenant’s business, or Tenant’s Property. Tenant shall also comply with all applicable Laws that do not relate to the physical condition of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, VDT regulations, and illegal business operations, such as gambling. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial, governmental or regulatory action, regardless of whether Landlord is a party thereto, that Tenant has violated any of such Laws shall be conclusive of that fact as between Landlord and Tenant.

(c)Notwithstanding anything to the contrary in this Lease, if the requirement of any public authority obligates either Landlord or Tenant to expend money in order to bring the Premises and/or any area of the Project into compliance with Laws as a result of: (i) Tenant’s particular use of the Premises or the use or occupancy of the Premises for other than general office use; (ii) Alterations or Leasehold Improvements; (iii) Tenant’s change in the use of the Premises; (iv) the manner of conduct of Tenant’s business or operation of its installations, equipment, or other property therein; (v) any cause or condition created by or at the request or direction of Tenant or any Tenant Agent, other than by Landlord’s performance of any work for or on behalf of Tenant; or (vi) breach of

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any of Tenant’s obligations hereunder, then Tenant shall bear all costs of bringing the Premises and/or Project into compliance with Laws, whether such costs are related to structural or nonstructural elements of the Premises or Project, and in such event Tenant at its sole cost and expense shall be solely responsible for taking any and all measures that are required to comply with such Laws concerning the Building and the Premises (including point of entry and means of ingress and egress thereto) and the business conducted therein.

(d)Except to the extent Tenant shall comply as set forth above, during the Term Landlord at its expense (subject to reimbursement to the extent permitted under Section 5) shall take steps necessary to comply with all applicable Laws to the extent applicable directly to the Building structure and systems or the Common Areas.

(e)Each party hereto hereby acknowledges and agrees that it will not knowingly violate any applicable Laws regarding bribery, corruption, and/or prohibited business practices as they concern each such party’s respective activities under or in connection with this Lease, and each such party will be solely responsible for and will hold harmless the other party from and against any claims or liabilities in connection with any of such responsible party’s own violations of any such Laws.

21.NOTICES. Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand will be duly given or served if in writing and either: (i) personally served; (ii) delivered by prepaid nationally recognized courier service (for example, Federal Express, UPS, and USPS) with evidence of receipt required for delivery; (iii) delivered by registered or certified mail, return receipt requested, postage prepaid; or (iv) if an email address is provided by the recipient, emailed with confirmation of receipt by the recipient; in all such cases addressed to the parties at the addresses set forth below, except that prior to the Commencement Date, notices to Tenant may be sent instead to the attention of any employee or attorney of Tenant with whom Landlord negotiated this Lease. Each such notice will be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Each party has the right to change its address for notices (provided such new address is in the continental United States) by a writing sent to the other party in accordance with this Section, and each party will, if requested, within 10 days confirm to the other its notice address. Notices from Landlord may be given by either an agent or attorney acting on behalf of Landlord.

Tenant:	Asure Software, Inc. Attn: John Pence 405 Colorado Avenue, Suite 1800 Austin, Texas 78701 Email: john.pence@asuresoftware.com

Landlord:
405 Colorado Holdings LP
c/o Brandywine Realty Trust
Attn: Legal Notices/Legal Dept., RE: Building 770
Cira Centre
2929 Arch St., Suite 1800
Philadelphia, PA 19104
Phone: 610-325-5600
Email: Legal.Notices@bdnreit.com

Notwithstanding anything to the contrary in this Lease, billing statements and the like may be sent by regular mail or electronic means (such as email) to Tenant’s billing contact without copies.

Tenant’s billing contact: Asure Software, Inc. Attn: ___________________ 405 Colorado Avenue, Suite 1800 Austin, Texas 78701 Phone: __________________ Email: accountspayable@asuresoftware.com

For informational purposes, Tenant’s current contacts for the following are set forth below, and Tenant shall endeavor to notify Landlord in writing of any changes to this information:

(1) Tenant insurance certificates:

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Name: Melanie Murray
Email: melanie.murray@asuresoftware.com

(2) Tenant property management issues:
Name: John Pence
Email: john.pence@asuresoftware.com

For informational purposes, Landlord’s contact for sustainability practices and initiatives is environments@bdnreit.com.

22.BROKERS. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations, or consultations with respect to the Premises or this transaction with any broker or finder other than a Landlord affiliate and CBRE, Inc., representing Landlord, and Broker, representing Tenant. Each party shall indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys’ fees and court costs), arising out of or from or related to its misrepresentation or breach of warranty under this Section. Landlord shall pay Broker a commission in connection with this Lease pursuant to the terms of a separate written agreement between Landlord and Broker. This Section shall survive the Expiration Date.
23.LANDLORD’S LIABILITY. No Landlord shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such Landlord was not the owner of the Building or a landlord’s interest therein. Upon request and without charge, Tenant shall attorn to any successor to Landlord’s interest in this Lease provided such transferee assumes the obligations of Landlord hereunder that arise from and after the date of the transfer. Landlord may transfer its interest in the Building without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms of this Lease. Upon any sale of the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease provided such transferee assumes the obligations of Landlord hereunder that arise from and after the date of the transfer. Landlord shall have no personal liability under any of the terms, conditions, or covenants of this Lease. Tenant and Tenant Agents shall look solely to the equity of Landlord in the Building and/or the net proceeds actually received therefrom for the satisfaction of any claim, remedy, or cause of action of any kind whatsoever arising from the relationship between the parties or any rights and obligations they may have relating to the Project, this Lease, or anything related to either, including without limitation as a result of the breach of any Section of this Lease by Landlord. In addition, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof or the relationship between the parties, against any past, present, or future Landlord Indemnitee (other than Landlord), whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the Landlord Indemnitees (other than Landlord).

24.RELOCATION. Landlord, at its sole expense, on at least 3 months’ prior written notice to Tenant but only on one occasion during the Term and not during the first or last 12 months of the Lease Term, may require Tenant to move from the Premises to another suite of substantially comparable size, layout, quality and decor in the Building. Landlord may not move Tenant into a space that is more than 10% larger or smaller the Premises without Tenant approval, and in the event the Relocation Space is larger than the original Premises, Tenant shall continue to pay the Fixed Rent and Additional Rent based on the original size of the Premises. In the event of any such relocation, Landlord shall pay all the reasonable expenses: (a) of preparing and decorating the new premises so that they will be substantially similar to the Premises; (b) of moving Tenant’s furniture and equipment to the new premises (including Tenant’s data and communication wiring and cabling, AV, security and access controls); and (c) reasonably incurred and documented by Tenant, up to a maximum amount of $2,500.00, for notifying its clients of such relocation, obtaining new letterhead and business cards, and other incidental expenses related directly to Tenant’s relocation. Tenant shall execute any reasonable amendment evidencing the terms of the relocation as Landlord may require in its reasonable discretion. Upon the effective date of the relocation: (i) the description of the Premises set forth in this Lease shall, without further act on the part of Landlord or Tenant, be deemed amended so that the new premises shall, for all purposes, be deemed the Premises hereunder, and all of the terms, covenants, conditions, provisions, and agreements of this Lease, including those agreements to pay Rent (at the same rate per rentable square foot subject to size restrictions above), shall continue in full force and effect and shall apply to the new premises; and (ii) Tenant shall move into the new premises.

25.GENERAL PROVISIONS.

(a)Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, including the payment of Rent, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or anyone lawfully or equitably claiming by, through, or

EXHIBIT 10.35
under Landlord, under and subject to the terms and conditions of this Lease and of any mortgages and deeds of trust now or hereafter affecting all or any portion of the Premises.

(b)Subject to the terms and provisions of Section 10, the respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto and their successors and assigns.

(c)This Lease shall be governed in accordance with the Laws of the State of Texas, without regard to choice of law principles. Landlord and Tenant hereby consent to the exclusive jurisdiction of the state and federal courts located in the jurisdiction in which the Project is located.

(d)In connection with any litigation or arbitration arising out of this Lease, Landlord or Tenant, whichever is the prevailing party as determined by the trier of fact in such litigation, shall be entitled to recover from the other party all reasonable costs and expenses incurred by the prevailing party in connection with such litigation, including reasonable attorneys’ fees. If Landlord is compelled to engage the services of attorneys (either outside counsel or in-house counsel) to enforce the provisions of this Lease, to the extent that Landlord incurs any cost or expense in connection with such enforcement, the sum or sums so paid or billed to Landlord, together with all interest, costs and disbursements, shall be due from Tenant immediately upon receipt of an invoice therefor following the occurrence of such expenses. If, in the context of a bankruptcy case, Landlord is compelled at any time to incur any expense, including attorneys’ fees, in enforcing or attempting to enforce the terms of this Lease or to enforce or attempt to enforce any actions required under the Bankruptcy Code to be taken by the trustee or by Tenant, as debtor-in-possession, then the sum so paid by Landlord shall be awarded to Landlord by the Bankruptcy Court and shall be immediately due and payable by the trustee or by Tenant’s bankruptcy estate to Landlord in accordance with the terms of the order of the Bankruptcy Court.

(e)This Lease, which by this reference incorporates all exhibits, riders, schedules, and other attachments hereto, supersedes all prior discussions, proposals, negotiations and discussions between the parties and this Lease contains all of the agreements, conditions, understandings, representations, and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Whenever placed before one or more items, the words “include”, “includes”, and “including” shall mean considered as part of a larger group, and not limited to the item(s) recited. Except to the extent expressly set forth otherwise in this Lease, neither Landlord, nor anyone acting on Landlord’s behalf, has made any representation, warranty, estimation, or promise of any kind or nature whatsoever, and Landlord disclaims any implied representations or warranties, relating to the condition of the Project or any part thereof including the Premises, or the land under the Building or suitability, including without limitation, the fitness of the Premises for Tenant’s intended use, the HVAC and other building systems, the indoor air quality, and the environmental condition, and Tenant agrees that Landlord shall not be liable for any patent or latent defects therein. If any provisions of this Lease are held to be invalid, void, or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

(f)TIME IS OF THE ESSENCE UNDER ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS.

(g)If Landlord or Tenant is in any way delayed or prevented from performing any obligation (except, with respect to Tenant, its obligations to pay Rent, the giving of notice with respect to the exercise of a Lease option, and surrender of the Premises as and when required under this Lease) due to fire or other casualty (or reasonable delays in the adjustment of insurance claims), acts of terrorism, war, pandemic, or other emergency (including severe weather emergency), governmental delay beyond what is commercially reasonable (provided the party claiming the delay provides reasonable evidence to the other party that the party claiming the delay is diligently pursuing the approval or permit that is the subject of the governmental delay), inability to obtain any materials or services, acts of God, strike, lockout or other labor dispute, orders or regulations of any federal, state, county or municipal authority, embargoes, or any other cause beyond such party’s reasonable control (whether or not foreseeable or similar or dissimilar to the foregoing events) (each, a “Force Majeure Event”), then the time for performance of such obligation shall be excused for the period of such delay or prevention (and such party shall not be deemed in default with respect to the performance of its obligations) and extended for a period equal to the period of such delay or prevention. Financial disability or hardship shall never constitute a Force Majeure Event. No such inability or delay due to a Force Majeure Event shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve the other party from any of its obligations under this Lease, or impose any liability upon such party or its agents, by reason of inconvenience or annoyance to the other party, or injury to or interruption of the other party’s business, or otherwise.

(h)Excepting payments of Fixed Rent, Operating Expenses, and utilities (which are to be paid as set forth in Sections 4, 5, and 6) and unless a specific time is otherwise set forth in this Lease for any Tenant

EXHIBIT 10.35
payments, all amounts due from Tenant to Landlord shall be paid by Tenant to Landlord as Additional Rent within 30 days after receipt of an invoice therefor.

(i)Unless Tenant’s financials are publicly available online at no cost to Landlord, within 10 days after written request by Landlord (but not more than once during any 12-month period unless a default has occurred under this Lease or Landlord has a reasonable basis to suspect that Tenant has suffered a material adverse change in its financial position, or in the event of a sale, financing, or refinancing by Landlord of all or any portion of the Project), Tenant shall furnish to Landlord, Mortgagee, or Landlord’s prospective mortgagee or purchaser, reasonably requested financial information. In connection therewith and upon Tenant’s request, Landlord and Tenant shall execute a mutually acceptable confidentiality agreement on Landlord’s form therefor.

(j)Tenant represents and warrants to Landlord that: (i) Tenant was duly organized and is validly existing and in good standing under the Laws of the jurisdiction set forth for Tenant in the first sentence of this Lease; (ii) Tenant is legally authorized to do business in the State; (iii) the person(s) executing this Lease on behalf of Tenant is(are) duly authorized to do so; and (iv) Tenant has the full corporate or partnership power and authority to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms. From time to time upon Landlord’s request, Tenant will provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord authorizing the execution of this Lease at the time of such execution.

(k)If Tenant has removed all or substantially all of Tenant’s Property and there are 2 months or less remaining in the Term, Landlord shall have the right to access and make improvements to the Premises in anticipation of reletting without affecting or modifying the Term or Rent, and without any additional notice to or consent of Tenant. Tenant shall have no rights in or to such improvements. Tenant hereby waives any claim of constructive eviction, early termination of this Lease, or reduction of Rent in connection with Landlord exercising such right.

(l)Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and shall at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto shall defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations shall survive the Expiration Date.

(m)Except as set forth in this paragraph, neither Tenant nor Landlord shall issue, or permit any broker, representative, or agent representing either party in connection with this Lease to issue: (i) any press release; or (ii) any other public disclosure regarding the specific terms of this Lease (or any amendments or modifications hereof), without the prior written approval of the other party. The parties acknowledge that the transaction described in this Lease and the terms thereof (but not the existence thereof) are of a confidential nature and shall not be disclosed except to such party’s employees, attorneys, accountants, consultants, advisors, affiliates, and actual and prospective purchasers, lenders, investors, subtenants, and assignees (collectively, “Permitted Parties”), and except as, in the good faith judgment of Landlord or Tenant, may be required to enable Landlord or Tenant to comply with its obligations under Law (and, to the extent such disclosure is being made in compliance with Law, upon prior notice to the other party to the extent permitted). In connection with the negotiation of this Lease and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have had access to confidential information relating to the other party. Each party shall treat such information and shall cause its Permitted Parties to treat such confidential information as confidential, and shall preserve the confidentiality thereof, and not duplicate or use such information, except by Permitted Parties. Notwithstanding the foregoing, Landlord shall have the right, to the extent required to be disclosed by Landlord or Landlord’s affiliates in connection with filings required by the Securities and Exchange Commission (“SEC”) and similar regulatory frameworks, without notice to Tenant to include in such securities filings general information relating to this Lease, including, without limitation, Tenant’s name, the Building, and the square footage of the Premises.

(n)Neither Tenant, nor anyone acting through, under, or on behalf of Tenant, shall have the right to record this Lease, nor any memorandum, notice, affidavit, or other writing with respect thereto, or otherwise file this Lease with any governmental authority.

EXHIBIT 10.35
(o)Tenant shall not claim any money damages by way of setoff, counterclaim, or defense, based on any claim that Landlord unreasonably withheld its consent, in which case Tenant’s sole and exclusive remedy shall be an action for specific performance, injunction, or declaratory judgment.

(p)All requests made to Landlord to perform repairs or furnish services, supplies, utilities, or freight elevator usage (if applicable), shall be made online to the extent available (currently such requests shall be made via https://connect.brandywinerealty.com/, as the same may be modified by Landlord from time to time) otherwise via email or written communication to Landlord’s property manager for the Building. Whenever Tenant requests Landlord to take any action not required of Landlord under this Lease or give any consent required or permitted to be given by Landlord under this Lease (for example, a request for a Transfer consent, a consent to an Alteration, or a subordination of Landlord’s lien, but other than a request for services, supplies, or utilities which is governed by Section 7(b)), Tenant shall pay to Landlord for Landlord’s administrative and/or professional costs in connection with each such action or consent Landlord’s reasonable costs incurred by Landlord in reviewing and taking the proposed action or consent, including reasonable attorneys’, engineers’ and/or architects’ fees (as applicable). The foregoing amount shall be paid by Tenant to Landlord within 30 days after Landlord’s delivery to Tenant of an invoice for such amount. Tenant shall pay such amount without regard to whether Landlord takes the requested action or gives the requested consent.

(q)Tenant acknowledges and agrees that Landlord shall not be considered a “business associate” for any purpose under the Health Insurance Portability and Accountability Act of 1996 and all related implementing regulations and guidance.

(r)Tenant shall cause any work performed on behalf of Tenant to be performed by contractors who work in harmony, and shall not interfere, with any labor employed by or on behalf of Landlord or Landlord’s contractors. If at any time any of the contractors performing work on behalf of Tenant does not work in harmony or interferes with any labor employed by or on behalf of Landlord, other tenants, or their respective mechanics or contractors, then the permission granted by Landlord to Tenant to do or cause any work to be done in or about the Premises may be withdrawn by Landlord with 48 hours’ written notice to Tenant.

(s)This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. The submission of this Lease by Landlord to Tenant for examination does not constitute a reservation of or option for the Premises or of any other space within the Building or in other buildings owned or managed by Landlord or its affiliates. This Lease shall not be binding nor shall either party have any obligations or liabilities or any rights with respect hereto, or with respect to the Premises, unless and until both parties have executed and delivered this Lease. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Lease and signature pages by electronic transmission shall constitute effective execution and delivery of this Lease for all purposes, and signatures of the parties hereto transmitted and/or produced electronically shall be deemed to be their original signature for all purposes.

(t)Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice or, in the case of an emergency, at any time without notice. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises. Landlord shall have the absolute right at all times, including an emergency situation, to limit, restrict, or prevent access to the Building in response to an actual, suspected, perceived, or publicly or privately announced health or security threat.

(u)If more than one person executes this Lease as Tenant, each of them is jointly and severally liable for the keeping, observing, and performing of all of the terms, covenants, conditions, provisions, and agreements of this Lease to be kept, observed, and performed by Tenant.

(v)TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE AS AMENDED FROM TIME TO TIME, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE BUILDING, ANY CLAIM OR INJURY OR DAMAGE, OR ANY EMERGENCY OR OTHER STATUTORY REMEDY WITH RESPECT THERETO. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. TENANT WAIVES ANY RIGHT TO RAISE ANY NONCOMPULSORY COUNTERCLAIM IN ANY SUMMARY OR EXPEDITED ACTION OR PROCEEDING INSTITUTED BY LANDLORD. LANDLORD, TENANT, ALL GUARANTORS, AND ALL GENERAL PARTNERS EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT

EXHIBIT 10.35
SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM, OR POWER UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

26.TENANT’S EXPENSE PAYMENTS. Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and other Additional Rent payable by Tenant is commercially reasonable and, as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 of the Texas Property Code. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS, IF ANY, AVAILABLE TO TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS IT MAY BE HEREAFTER AMENDED, SUCCEEDED AND/OR RENUMBERED.

27.TAX PROTEST; WAIVER OF DTPA.

(a)Tenant has no right to protest the real property tax rate applicable to the Project and/or the appraised value of the Project determined by any taxing authority. Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to do any of the following: (i) to file or otherwise protest before any taxing authority any such rate or value determination even though Landlord may elect not to file any such protest; (ii) to appeal any order of a taxing authority which determines any such protest; and (iii) to receive, or otherwise require that Landlord deliver to Tenant, a copy of any reappraisal notice received by Landlord from any taxing authority. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter existing, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further laws, rules or regulations covering the subject matter thereof. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release.

(b)WAIVER OF CONSUMER RIGHTS: PURSUANT TO, AND TO THE EXTENT PERMITTED BY SECTION 17.42 OF THE TEXAS DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE ANN. §17.41, ET. SEQ.), LANDLORD AND TENANT EACH WAIVE THEIR RESPECTIVE RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AND AGREE THAT SUCH ACT SHALL HAVE NO APPLICABILITY TO THIS LEASE, EXCEPT THAT SUCH WAIVER SHALL NOT APPLY TO SECTION 17.555 OF SUCH ACT. AFTER CONSULTATION WITH AN ATTORNEY OF LANDLORD’S OWN SELECTION, LANDLORD VOLUNTARILY CONSENTS TO THE FOREGOING WAIVER BY IT. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THE FOREGOING WAIVER BY IT.

28.NO IMPLIED WARRANTIES; WAIVER OF IMPLIED TENANT TERMINATION OPTION.

(a)LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT SHALL CONTINUE TO PAY RENT AND ALL AMOUNTS DUE HEREUNDER, WITHOUT ABATEMENT, SETOFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. TENANT HAS HAD A FULL AND FAIR OPPORTUNITY TO INSPECT THE PREMISES AND FINDS THAT THE PREMISES SUIT TENANT’S PURPOSES. TENANT HAS KNOWLEDGE OF THE PREMISES AND WITH THIS KNOWLEDGE HAS VOLUNTARILY AGREED TO DISCLAIM THE IMPLIED WARRANTY OF SUITABILITY. BOTH LANDLORD AND TENANT HAVE EXPRESSLY BARGAINED FOR AND AGREED TO THIS DISCLAIMER. FOR AND IN CONSIDERATION OF THE EXECUTION OF THIS LEASE, LANDLORD AND TENANT AGREE THAT LANDLORD WOULD NOT HAVE SIGNED THIS LEASE BUT FOR THE DISCLAIMERS SET FORTH ABOVE, AND TENANT WAIVES ANY WARRANTY REGARDING THE PREMISES EXCEPT THOSE EXPRESSLY PROVIDED IN THIS LEASE.

(b)REFERENCE IS HEREBY MADE TO THE DECISION RENDERED BY THE SUPREME COURT OF TEXAS IN ROHRMOOS VENTURE ET AL V. UTSW DVA HEALTHCARE LLP, 2019 WL 1873428 (TEX. APR. 26, 2019) (“ROHRMOOS”). NOTWITHSTANDING ANYTHING IN ROHRMOOS TO THE CONTRARY, TENANT HEREBY EXPRESSLY WAIVES AND DISCLAIMS ANY

EXHIBIT 10.35
AND ALL IMPLIED RIGHTS TO TERMINATE THIS LEASE SET FORTH IN ROHRMOOS. BOTH LANDLORD AND TENANT HAVE EXPRESSLY BARGAINED FOR AND AGREED TO THIS DISCLAIMER. FOR AND IN CONSIDERATION OF THE EXECUTION OF THIS LEASE, LANDLORD AND TENANT AGREE THAT LANDLORD WOULD NOT HAVE SIGNED THIS LEASE BUT FOR THE DISCLAIMERS SET FORTH ABOVE, AND TENANT HEREBY ACKNOWLEDGES AND AGREES THAT TENANT’S RIGHTS (AS APPLICABLE) TO TERMINATE THIS LEASE SHALL BE SOLELY LIMITED TO THOSE EXPLICITLY SET FORTH IN THIS LEASE.

29.LANDLORD’S CONSENT OR APPROVAL. If Landlord’s prior consent or approval is required under the terms of this Lease or any of its Exhibits, such consent or approval shall not be unreasonably withheld, conditioned, or delayed.

30.EXTENSION OPTIONS.

(a)Provided: (i) no Event of Default exists nor any condition that, with notice and/or the passage of time, would constitute an Event of Default; (ii) there has not previously been an Event of Default (irrespective of the fact that Tenant cured such default); (iii) this Lease is in full force and effect; (iv) Tenant is the originally named Tenant (other than in the event of a Permitted Transfer); and (v) Tenant or a Permitted Transferee is occupying and paying full Rent on 100% of the Premises for the conduct of Tenant’s business, Tenant shall have the right to extend the Term (“Extension Option”) for up to 2 consecutive terms of 60 months each beyond the end of the Initial Term (each, an “Extension Term”) by delivering Tenant’s written extension election notice (“Extension Notice”) to Landlord no later than the Extension Deadline and no earlier than 3 months prior to the Extension Deadline, with time being of the essence. The “Extension Deadline” means the date that is 12 months prior to the expiration of the Initial Term or the then-current Extension Term, as applicable. If an Event of Default exists at any time after Landlord receives an Extension Notice but before the first day of the applicable Extension Term, then Landlord, at Landlord’s option, shall have the right to nullify Tenant’s exercise of such Extension Option. The terms and conditions of this Lease during each Extension Term shall remain unchanged except Tenant shall only be entitled to the 2 Extension Terms provided above, the annual Fixed Rent for the applicable Extension Term shall be the Extension Rent (as defined below), but no less than the Fixed Rent payable for the year immediately preceding the commencement of the Extension Term, the Expiration Date shall be the last day of the Extension Term (or such earlier date of termination of this Lease pursuant to the terms hereof), and, except to the extent reflected in the Extension Rent, Landlord shall have no obligation to perform any tenant improvements to the Premises or provide any tenant improvement allowance to Tenant. Upon Tenant’s delivery of the Extension Notice, Tenant may not thereafter revoke its exercise of the Extension Option. Notwithstanding anything to the contrary in this Lease, Tenant shall have no right to extend the Term other than or beyond the 2, 60-month Extension Terms described in this paragraph, and if Tenant fails to exercise any Extension Option for an Extension Term, all subsequent Extension Options for Extension Terms shall be null and void and of no further force and effect.

(b)“Extension Rent” means the fair market extension term base rent for space comparable to the Premises in comparable buildings in the market in which the Building is located. In determining the Extension Rent, Landlord, Tenant and any broker shall take into account all relevant factors including, without limitation, prevailing market allowances and concessions for renewing tenants, space measurement methods and loss factors, the lease term, the size of the space, the location of the building(s), parking charges, the amenities offered at the building(s), the age of the building(s), and whether Project Expenses and other pass-through expenses are on a triple net, base year, expense stop or other basis. In lieu of directly providing any prevailing market allowances and/or concessions, Landlord may elect to reduce the Extension Rent by the economic equivalent thereof to reflect the fact that such allowances and concessions were not provided directly to Tenant. During the Extension Term, Tenant shall not be entitled to any tenant improvement allowances, free rent periods, or other economic concessions (if any) that Tenant was entitled to during the prior Term, except to the extent such items are indirectly incorporated into the Extension Rent as set forth in this Section. When the Extension Rent is being determined for the first year of the Extension Term, the Extension Rent for the second and all subsequent years of the Extension Term shall also be determined in accordance with the same procedures as are set forth herein and based upon the then prevailing annual rent escalation factor in the applicable leasing market.

(c)If Tenant timely exercises an Extension Option and Landlord and Tenant do not agree upon the Extension Rent in writing by the date that is the later of 30 days after Landlord’s receipt of the Extension Notice or 3 months prior to the Extension Deadline, then within 15 days after either party notifies the other in writing that such notifying party desires to determine the Extension Rent in accordance with the procedures set forth in this Section, Landlord and Tenant shall each deliver to the other party a written statement of such delivering party’s determination of the Extension Rent, together with such supporting documentation as the delivering party desires to deliver. Within 10 days after such 15-day period, Landlord and Tenant shall appoint a licensed real estate broker having a minimum of 10 years’ experience in the market in which the Building is located who shall select either Landlord’s determination or Tenant’s determination, whichever the broker finds more accurately reflects the Extension Rent. The broker shall be instructed to notify Landlord and Tenant of such selection within 10 days after

EXHIBIT 10.35
such broker’s appointment. The broker shall have no power or authority to select any Extension Rent other than the Extension Rent submitted by Landlord or Tenant nor shall the broker have any power or authority to modify any of the provisions of this Lease, and the decision of the broker shall be final and binding upon Landlord and Tenant. If Landlord and Tenant do not timely agree in writing upon the appointment of the broker, Landlord shall submit to Tenant the names of 3 qualified brokers licensed and having a minimum of 10 years’ experience in the market in which the Building is located, and Tenant shall have 10 days after receiving such names to notify Landlord of which of the 3 brokers Tenant selects to determine the Extension Rent. If Tenant fails to timely notify Landlord of Tenant’s selection, Landlord shall have the right to unilaterally appoint the broker. The fee and expenses of the broker shall be shared equally by Landlord and Tenant.

(d)Upon Tenant’s timely and proper exercise of an Extension Option pursuant to the terms above and satisfaction of the above conditions: (i) the “Term” shall include the Extension Term, subject only to the determination of Extension Rent; and (ii) upon Landlord’s request, Tenant shall execute prior to the expiration of the then-expiring Term, an appropriate amendment to this Lease, in form and content reasonably satisfactory to both Landlord and Tenant, memorializing the extension of the Term for the ensuing Extension Term (provided Tenant’s failure to execute such amendment shall not negate the effectiveness of Tenant’s exercise of the Extension Option).

[SIGNATURES ON FOLLOWING PAGE]

    IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first-above stated.

LANDLORD: 405 COLORADO HOLDINGS LP By: 405 Colorado Holdings GP LLC, its general partner By: /s/ Bill Redd Name: Bill Redd Title: EVP and Senior Managing Director Date: 2/4/2022	TENANT: ASURE SOFTWARE, INC. By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer Date: 2/1/2022
Exhibits:
Exhibit A-1:    Location Plan of Premises
Exhibit A-2:    Description of Land
Exhibit B:     Form of COLT
Exhibit C:    Leasehold Improvements
Exhibit D:    [Intentionally Deleted]
Exhibit E:     Rules and Regulations
Exhibit F:     405 Colorado Green Building Requirements
[Signature Page]

EXHIBIT A-1
LOCATION PLAN OF PREMISES (NOT TO SCALE)

LEASE PREMISES
9,411 RSF

2022.01.28

405 COLORADO

LEVEL 18

sixthriver
1601 s. mopac expressway barton skyway two suite 100-d
austin, texas 78746 512.306.9928

A-1-1

EXHIBIT A-2
DESCRIPTION OF LAND

Lot 1, Block “43A”, 401 COLORADO SUBDIVISION, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 201100165 of the Official Public Records of Travis County, Texas.
A-2-1

EXHIBIT B
FORM OF COLT

B-1

EXHIBIT C
LEASEHOLD IMPROVEMENTS

This Exhibit C-Leasehold Improvements (“Exhibit”) is a part of the Lease to which this Exhibit is attached. Capitalized terms not defined in this Exhibit shall have the meanings set forth for such terms in the Lease.

1.Definitions.

(a)“Architect” means the licensed architect engaged by Tenant, subject to Landlord’s reasonable approval, to prepare the Architectural Plans.

(b)“Architectural Plans” means 100% fully coordinated and complete, Permittable and accurate architectural working drawings and specifications for the Leasehold Improvements prepared by the Architect including all architectural dimensioned plans showing wall layouts, wall and door locations, power and telephone locations and reflected ceiling plans and further including elevations, details, specifications and schedules according to accepted AIA standards.

(c)“Building Standard” means the quality and quantity of materials, finishes, ways and means, and workmanship specified from time to time by Landlord as being standard for leasehold improvements at the Building or for other areas at the Building, as applicable.

(d)“CD’s” means the Architectural Plans together with the MEP Plans, copies of all permit applications required for the Leasehold Improvements, all related documents, and if applicable, the Structural Plans, as approved by Landlord pursuant to Section 2 below.

(e)“Central Systems” means any Building system or component within the Building core servicing the tenants of the Building or Building operations generally (such as base building plumbing, electrical, heating, ventilation and air conditioning, fire protection and fire alert systems, elevators, structural systems, building maintenance systems or anything located within the core of the Building or central to the operation of the Building).

(f)“Construction Costs” means all costs in the permitting, demolition, construction, acquisition, and installation of the Leasehold Improvements, including, without limitation, contractor fees, overhead and profit, and the cost of all labor and materials supplied by the Contractor, suppliers, independent contractors, and subcontractors arising in connection with the Leasehold Improvements.

(g)“Construction Management Fee” means a fee in the amount of 1% of the sum of the Planning Costs and the Construction Costs.

(h)“Contractor” means the general contractor selected by Tenant in accordance with the terms of this Exhibit to construct and install the Leasehold Improvements, subject to Section 3(a).

(i)“Improvement Allowance” means an amount equal to the product of $68.00 multiplied by the rentable square footage of the Premises, which product equals $639,948.00.

(j)“Improvement Costs” means the sum of: (i) the Planning Costs; (ii) the Construction Costs; and (iii) the Construction Management Fee.

(k)“Leasehold Improvements” means the improvements, alterations, and other physical additions to be made or provided to, constructed, delivered or installed at, or otherwise acquired for, all of the Premises in accordance with the CD’s, or otherwise approved in writing by Landlord or paid for in whole or in part from the Improvement Allowance. Any provision of this Exhibit to the contrary notwithstanding, the Leasehold Improvements shall not include Tenant’s Equipment or any of the associated permits therefor. Tenant shall cause all Leasehold Improvements to comply with the 405 Colorado Green Building Requirements, a copy of which is attached to the Lease as Exhibit F.

(l)“MEP Engineer” means Blum Consulting (Dallas), which shall be engaged by Tenant to prepare the MEP Plans.

(m)“MEP Plans” means 100% fully coordinated and complete, Permittable and accurate mechanical, electrical, and plumbing plans, schedules and specifications for the Leasehold Improvements prepared by the MEP Engineer in accordance and in compliance with the requirements of applicable building, plumbing, and electrical codes and the requirements of any authority having jurisdiction over or with respect to such plans, schedules, and specifications, which are complete, accurate, consistent, and fully coordinated with and implement and carry out the Architectural Plans.

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(n)“Permittable” means that the applicable plan meets the requirements necessary to obtain a building permit from the city or county (as applicable) in which the Building is located.

(o)“Planning Costs” means all actual, reasonable, documented, third-party costs incurred by Tenant and directly related to the design of the Leasehold Improvements including, without limitation, the professional fees of any engineers, consultants, architects, space planners, and other professionals preparing and/or reviewing the CD’s.

(p)“Structural Engineer” means the engineer engaged by Tenant, subject to Landlord’s reasonable approval, to prepare the Structural Plans.

(q)“Structural Plans” means 100% fully coordinated and complete, Permittable, and accurate structural plans, schedules and specifications, if any, for the Leasehold Improvements prepared by the Structural Engineer in accordance and in compliance with the requirements of any authority having jurisdiction over or with respect to such plans, schedules and specifications, which are complete, accurate, consistent, and fully coordinated with and implement and carry out the Architectural Plans.

(r)“Substantial Completion” means the later of the date on which the Leasehold Improvements have been completed except for punch list items as determined by the Architect, and Tenant has obtained a certificate or inspection report permitting the lawful occupancy of the Premises issued by the appropriate governmental authority.

(s)“Tenant’s Equipment” means any telephone, telephone switching, data, and security cabling and systems, cabling, wiring, furniture, computers, servers, suite security, Tenant’s trade fixtures, and other personal property installed (or to be installed) by or on behalf of Tenant in the Premises.

2.CD’s.

(a)Proposed CD’s; Landlord’s Approval. By no later than the earlier of: (i) May 1, 2022; and (ii) commencement of the Leasehold Improvements, time being of the essence, Tenant shall prepare and deliver to Landlord, in hard copy and .pdf format, proposed CD’s (“Proposed CD’s”) for Landlord’s review, stamped for permit filing, together with any underlying detailed information Landlord may require in order to evaluate the Proposed CD’s. The design of the Leasehold Improvements must be consistent with sound architectural, engineering, and construction practices in Class A office buildings comparable in size and market to the Building. Within 10 business days after Landlord’s receipt of the Proposed CD’s, Landlord shall notify Tenant in writing as to whether Landlord approves or disapproves such Proposed CD’s, which approval shall not be unreasonably withheld, conditioned, or delayed. If Landlord disapproves of the Proposed CD’s, or approves the Proposed CD’s subject to modifications, Landlord shall state in its written notice to Tenant the reasons therefor, and Tenant, upon receipt of such written notice, shall revise and within 5 business days thereafter resubmit the Proposed CD’s to Landlord for review and Landlord’s reasonable approval, which approval shall not be unreasonably withheld. If Landlord does not respond to the Proposed CD’s within such ten business day period, then Landlord shall be deemed to have denied the Proposed CD’s. Notwithstanding the foregoing, if Landlord fails to respond within such 10 business-day period, Tenant may thereafter send to Landlord a second written requesting approval of the proposed CD’s, which request must set forth in bold and 14-point capitalized type on the first page thereof the following statement: “SECOND AND FINAL REQUEST—LANDLORD HAS 5 BUSINESS DAYS TO RESPOND PURSUANT TO EXHIBIT C” (“Second CD Request”). If Landlord then fails to respond to the Second CD Request within 5 business days after receipt thereof, Landlord shall be deemed to have elected to consent to the proposed CD’s, provided Tenant shall otherwise have complied with all provisions of this Lease relating to the CD’s. All design, construction, and installation in connection with the Leasehold Improvements shall conform to the requirements of applicable building, plumbing, and electrical codes and the requirements of any authority having jurisdiction over, or with respect to, such Leasehold Improvements. All reasonable third-party costs incurred by Landlord in reviewing the Proposed CD’s shall be paid by Tenant to Landlord within 30 days after receipt by Tenant of a statement of such costs. Landlord’s approval of the CD’s is not a representation that: (I) such CD’s are in compliance with all applicable Laws; or (II) the CD’s or design is sufficient for the intended purposes. Tenant shall be responsible for all elements of the design of the Leasehold Improvements and the CD’s (including, without limitation, compliance with Laws, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of the Leasehold Improvements and the CD’s shall in no event relieve Tenant of the responsibility for such design, or create responsibility or liability on Landlord’s part for their completeness, design sufficiency, or compliance with Laws.

(b)Permit Application. Tenant shall deliver any and all CD’s and all revisions thereto to Landlord and obtain Landlord’s approval of same prior to submitting any of such CD’s for permits. Landlord’s approval to the CD’s under Section 2(a) shall be deemed to be Landlord’s approval as required under this Section

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2(b). It shall be deemed reasonable for Landlord to deny consent to a requested revision to the CD’s if Landlord determines that Substantial Completion will be delayed by more than thirty (30) days. Tenant shall apply for and pay the cost of obtaining all permits and certificates for the Leasehold Improvements within 3 days after receiving Landlord’s approval of the CD’s. Tenant shall pay for any charges levied by inspecting agencies as such charges are levied in connection with the Leasehold Improvements.

(c)Changes to CD’s. If there are any changes in the Leasehold Improvements or the CD’s from the work or improvements shown in the CD’s as approved by Landlord, each such change must receive the prior written approval of Landlord, and, in the event of any such approved change in the CD’s, Tenant shall, upon completion of the Leasehold Improvements, furnish Landlord with an accurate “as built” plan of the Leasehold Improvements as constructed (hard copy and AutoCAD), which plan shall be incorporated into this Exhibit by this reference for all intents and purposes.

(d)Tenant’s and Landlord’s Representative. “Tenant’s Representative” means John Pence, whose email address is john.pence@asuresoftware.com. “Landlord’s Representative” means Bill Lindstrom, whose email address is william.lindstrom@bdnreit.com. Each party shall have the right to designate a substitute individual as Tenant’s Representative or Landlord’s Representative, as applicable, from time to time by written notice to the other. All correspondence and information to be delivered to Tenant with respect to this Exhibit shall be delivered to Tenant’s Representative, and all correspondence and information to be delivered to Landlord with respect to this Exhibit shall be delivered to Landlord’s Representative. Notwithstanding anything to the contrary in the Lease, communications between Landlord’s Representative and Tenant’s Representative in connection with this Exhibit may be given via electronic means such as email without copies.

3.Completion of Leasehold Improvements.

(a)Selection of Contractor. Tenant shall inform Landlord of the general contractors from whom Tenant desires to solicit bids for the Leasehold Improvements. Each general contractor from whom Tenant desires to solicit a bid and the terms of the selected contractor’s contract (“Construction Contract”) shall be subject to Landlord’s prior reasonable approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right to specify one general contractor who, at Tenant’s option, shall either be the Contractor or one of the general contractors to whom Tenant bids the Leasehold Improvements. The Contractor shall contract for such work directly with Tenant, but shall perform such work in reasonable coordination with Landlord’s operation of the Building. Tenant shall provide Landlord with a copy of the executed Construction Contract promptly after execution (but in any event prior to commencement of construction), and from time to time a list of all subcontractors the Contractor will use in connection with the performance of the Leasehold Improvements as such subcontractors are selected to assist in the performance of the Leasehold Improvements. Tenant’s contractors and subcontractors shall work in harmony and shall not unduly interfere with labor employed by Landlord, or its contractors or subcontractors or by any other tenant or their contractors.

(b)Construction in Accordance with CD’s; Schedule. Tenant shall cause the Leasehold Improvements to be performed by the Contractor substantially in accordance with the approved CD’s (including without limitation any Landlord conditions on such approval), Laws, and Landlord’s rules and regulations for construction. Tenant shall diligently pursue completion of the Leasehold Improvements, which shall expressly include improving all of the Premises. Tenant shall commence construction of the Leasehold Improvements within 5 days after receipt of the building permit, and shall use commercially reasonable efforts to complete the Leasehold Improvements within 3 months after receipt of the building permit. Prior to commencement of the Leasehold Improvements, Tenant shall provide Landlord with a schedule of the estimated dates and amounts for Tenant’s requests for disbursement from the Improvement Allowance pursuant to Section 4(f) below (“Draw Schedule”). If during completion of the Leasehold Improvements there are any material changes to the dates or amounts on the Draw Schedule, Tenant shall promptly notify Landlord with the specifics of the changes. Within 3 days after receipt of request therefor from time to time, Tenant shall provide Landlord with an accounting of all costs incurred by or on behalf of Tenant in connection with the Leasehold Improvements. By no later than October 31, 2022, Tenant shall cause the Contractor to certify to Landlord that that following has been completed in the Premises: (i) walls constructed and painted; (ii) carpets, floor coverings and ceiling tiles installed; (iii) light fixtures installed and operational; (iv) all mechanical system installed and operational; (v) plumbing/millwork installed and operational; (vi) electrical outlets installed and operational; (vii) entrance door locking systems installed and operational; and (viii) kitchen constructed and operational, and Landlord will confirm that bathrooms on the 19th Floor are constructed and operational. If Tenant fails to complete the foregoing work by October 31, 2022, then with written notice to Tenant, Landlord shall have the right to complete such work at Tenant’s cost.

(c)Tenant’s Equipment. Tenant shall be solely responsible for the ordering and time of ordering of Tenant’s Equipment. Tenant shall mark and tag all wiring and cabling installed by it or on its behalf upon installation.

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(d)Building Standards. Except to the extent that the CD’s expressly provide for the construction or installation of improvements, items, materials, fixtures, finishes, quantities, specifications, etc. that are non-Building Standard, Tenant will cause the Leasehold Improvements to be constructed or installed to Building Standards or better.

(e)Fire-Life Safety; Central Systems.

(i)Any Leasehold Improvements relating to the Building fire and life safety systems shall be performed by Landlord’s fire and life safety subcontractor, as a subcontractor of the Contractor and at Tenant’s expense.

(ii)Neither Tenant nor any of its agents or contractors shall alter, modify, or in any manner disturb any of the Central Systems.

(f)Water Heaters. Tenant shall ensure that all water heaters serving the Premises have a working automatic water shut-off device with audible alarm and a leak pan underneath with the drain line run to a suitable floor drain.

4.Costs.

(a)Improvement Allowance.

(i)Landlord shall provide the Improvement Allowance to Tenant in accordance with the terms of this Exhibit.

(ii)The Improvement Allowance shall be applied solely towards payment of the Improvement Costs, but specifically excluding costs for Tenant’s Equipment, cabling, moving, utilities, and movable furniture, fixtures, or equipment that has no permanent connection to the structure of the Building.

(iii)If any portion of the Improvement Allowance remains undisbursed as of the 12-month anniversary of the date on which the Lease is fully executed and delivered, the Improvement Allowance shall be deemed reduced by such undisbursed amount, and Landlord shall retain such undisbursed portion of the Improvement Allowance which shall be deemed waived by Tenant and shall not be paid to Tenant, credited against Rent, or applied to Tenant’s moving costs or prior lease obligations.

(b)Tenant’s Payment Responsibility. Tenant shall be responsible for the full and timely payment of all Improvement Costs.

(c)Construction Management Fee. Tenant shall pay the Construction Management Fee to Landlord as compensation for Landlord’s management services in protecting Landlord’s interest in the Building. Tenant shall pay the Construction Management Fee to Landlord within 30 days after Landlord sends an invoice therefor to Tenant.

(d)Excess Costs. To the extent that the Improvement Costs exceed the Improvement Allowance, Tenant shall be solely responsible for payment of such excess amount.

(e)Rent. If Tenant fails to make any payment when due under this Exhibit, such failure shall be deemed a failure to make a Rent payment under the Lease. Landlord shall have no obligation to make a disbursement from the Improvement Allowance if, at the time such disbursement is to be made, there exists an uncured default.

(f)Disbursement of Improvement Allowance.

(i)Subject to the terms of this Exhibit, Landlord shall disburse the Improvement Allowance to Tenant for reimbursement of the Improvement Costs (subject to Section 4(a) above) for work in place (but not for costs arising from an Event of Default or from any facts or circumstances that could become an Event of Default, such as legal fees or bonding costs arising in connection with a mechanic’s lien placed on the Premises or Tenant’s interest therein), and in no event will Landlord be required to disburse all or any portion of the Improvement Allowance prior to the date the CDs are approved in accordance with Section 2(a). Landlord shall have the right (but not the obligation) to make Improvement Allowance disbursements to any third party for whom Tenant has requested a disbursement or, following the occurrence of an Event of Default, directly to the Contractor. If Landlord elects to make payments directly to a third party, the payment is contingent upon such third party not being a “related party” for purposes of 17CFR 229.404(a) (Item 404(a)) or under generally accepted accounting principles or under NYSE independence requirements (or other then-applicable exchange requirements), and if such

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third party is found to be a related party, the payments will be made directly to Tenant. If it is found that Landlord has made a payment to a third party that violates any of the foregoing requirements, then Tenant shall work cooperatively to unwind such payment, causing the third party to repay to Landlord the amount paid in error, and Landlord will then make such payment directly to Tenant.

(ii)Except as set forth in (iii)(D) below with respect to final distribution of Retainage, Landlord shall be entitled to withhold from any requested disbursement for payment under the Construction Contract a retainage equal to 10% of the amount due under the Construction Contract (“Retainage”). Landlord shall not withhold more than the Retainage; thus, to the extent the disbursement request already reflects a retainage from the amount requested by the Contractor, Landlord shall not withhold more than the Retainage less such retained amount.

(iii)Any provision of this Exhibit to the contrary notwithstanding, Tenant agrees that Landlord shall not be obligated to make a disbursement from the Improvement Allowance unless the following conditions have been satisfied or waived in writing by Landlord:

(A)With respect to amounts payable under the Construction Contract or any other contract under which a mechanic’s or materialmen’s lien could arise (as reasonably determined by Landlord), Landlord shall have received from Tenant a request for payment, which request includes: (i) a copy of a certificate signed by the Architect certifying the then-percentage completion of the Leasehold Improvements, and approving payment of an amount at least equal to the amount set forth in Tenant’s request for payment; (ii) a submission by the Architect of AIA forms G-702 and G-703, or substantially similar forms (Landlord and Tenant agree that the retainage set forth in such forms is one and the same as the Retainage set forth above and that there will not be a separate or an additional retainage under such forms); (iii) proof of payment, such as canceled checks or proof of ACH from the bank; and (iv) releases of liens on Landlord’s form therefor from the Contractor, Architect, and any other relevant contractor or subcontractor (including without limitation design professionals) for work for which Tenant requests a disbursement (collectively, “Lien Waivers”). Landlord shall not be obligated to disburse funds for materials stored offsite.

(B)Landlord shall have inspected and approved the Leasehold Improvements performed for which disbursement has been requested, such approval not to be unreasonably withheld, conditioned or delayed..
(C)Landlord shall have no obligation to make a disbursement from the Improvement Allowance to the extent that Landlord has received an intent to lien or there exists any unbonded lien against the Building or the Premises or Tenant’s interest therein (including the cost to bond over the lien to the reasonable satisfaction of Landlord, plus Landlord’s reasonable attorneys’ fees) by reason of work done, or claimed to have been done, or materials supplied, or claimed to have been supplied, to or for Tenant for the Premises, or if the conditions to advances of the Improvement Allowance are not satisfied. Landlord shall notify Tenant in writing of the reasons that Landlord disputes disbursing any portion of the Improvement Allowance. Landlord shall withhold only such amounts as Landlord disputes in good faith and only such amounts as Landlord deems reasonably necessary to protect Landlord’s interests. Landlord shall have no obligation to disburse any portion of the Improvement Allowance for the payment of any bond premiums required of Tenant under this Exhibit in connection with any liens filed or sought in connection with the Leasehold Improvements.

(D)The Retainage shall be disbursed to Tenant 30 days after Substantial Completion of the Leasehold Improvements; provided, however, in no event shall the Retainage be disbursed to Tenant until such time as Tenant has complied with the requirements set forth in Section 3(b) and Section 5(a) hereof.

(E)There shall exist no Event of Default and no condition which with notice and/or the passage of time would constitute an Event of Default.

(iv)Provided Landlord has received a disbursement request from Tenant, together with the other items, certifications, Lien Waivers, etc. required under this Exhibit in connection with such disbursement on or before the 15th day of a month, Landlord shall make such disbursement no later than the last day of the following month. Landlord shall not be required to make more than 1 disbursement from the Improvement Allowance during any 30-day period.

(g)Inspection of Leasehold Improvements. Landlord reserves the right to inspect and to be present during the performance of the Leasehold Improvements solely for the purpose of protecting Landlord’s interest in the Building, but Landlord will have no obligation to so inspect or be present and, if Landlord elects to so

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inspect, or to be present during the performance of all or any portion of the Leasehold Improvements, neither such inspection nor such presence shall give rise to any liability by Landlord to Tenant or to any other person or entity.

(h)Space Plan Allowance. Provided there is no uncured Event of Default, Landlord will reimburse Tenant an amount equal to the lesser of: (i) $1,411.65; and (ii) the actual and reasonable third-party costs incurred by Tenant in connection with an initial space plan for the Premises (such lesser amount being hereinafter referred to as the “Space Plan Allowance”). Landlord will pay the Space Plan Allowance to Tenant within 30 days after Landlord’s receipt of an invoice therefor (no more frequently than once per month) together with reasonable supporting documentation, evidence of payment in full by Tenant, and unconditional lien waivers (on Landlord’s form therefor). Any portion of the Space Plan Allowance not used by Tenant on or before the 6-month anniversary of the date on which the Lease is fully executed and delivered will be deemed waived by Tenant and will not be paid to Tenant or credited against Rent.

5.Retainage; Deliverables; Rules for Leasehold Improvements.

(a)Conditions to Disbursement of Retainage. Prior to Landlord’s disbursement of any portion of the Retainage, Tenant, at Tenant’s expense, shall furnish Landlord with:

(i)evidence reasonably satisfactory to Landlord that the Leasehold Improvements have been paid for in full (other than any Leasehold Improvements to be paid for with the Retainage), that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction, or otherwise) or waived, and that no security interests relating to the Leasehold Improvements are outstanding and provide final Lien Waivers;

(ii)a copy of the certifications and approvals with respect to the Leasehold Improvements that may be required from any governmental authority and/or any board or fire underwriters or similar body for the use and/or occupancy of the Premises;

(iii)proof of the insurance required by the Lease;

(iv)an affidavit from the Architect certifying that the Leasehold Improvements have been completed substantially in accordance with the CD’s;

(v)the opportunity to inspect the Premises so that Landlord can be reasonably satisfied that Substantial Completion occurred in accordance with the CD’s;

(vi)1 set of reproducible “as built” blueprints of the Premises, together with a CAD disk (in AutoCAD format);

(vii)an HVAC air balancing report reasonably satisfactory to Landlord;

(viii)copies of all guaranties and/or warranties; and

(ix)copies of all O&M information, manuals, etc.

(b)Interference with Others. Tenant will make reasonable efforts not to materially obstruct or materially interfere with the rights of, or otherwise materially disturb or injure, other tenants of the Building during the performance of the Leasehold Improvements.

(c)Rules and Regulations for Construction. Tenant shall cause the Contractor and each of the Contractor’s subcontractors to adhere to the rules and procedures set forth in Exhibit C-1 attached hereto.

(d)Insurance. Tenant shall cause the Contractor, at no cost to Landlord, to maintain and keep in full force and effect, the insurance required under Exhibit C-2, with such companies, and in such form and amounts as Landlord may reasonably require. Tenant shall, at no cost to Landlord, maintain and keep in full force and effect, the insurance required of Tenant under the Lease and this Exhibit. Prior to commencement of construction of the Leasehold Improvements, Landlord shall be provided with copies of insurance certificates indicating coverages as required by Exhibit C-2 are in full force and effect, and a copy of the executed Construction Contract.

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EXHIBIT C-1
CONTRACTOR REQUIREMENTS
A.General

1.No work shall be permitted until the property management office is furnished with copies of all required permits.

2.All demolition, removal or other types of work, which may inconvenience other tenants or disturb building operations, must be scheduled and performed before or after normal working hours. The property management office shall be notified at least 24 hours prior to commencement of such work.

3.All fire alarm testing must be performed after normal working hours.

B.Prior to commencement of Leasehold Improvements

1.Tenant shall deliver to Landlord, for Landlord’s approval, which will not be unreasonably withheld, a list of all the contractors and subcontractors who will be performing the work.

2.Tenant shall deliver to Landlord 2 complete sets of permit plans and specifications properly stamped by a registered architect or professional engineer and shall deliver to Landlord any and all subsequent revisions to such plans and specifications.

3.It is Tenant’s responsibility to obtain approval of plans and required permits from jurisdictional agencies. Tenant must submit copies of all approved plans and permits to the property management office and post the original permit on the Premises prior to commencement of any work. All work performed by a contractor or subcontractor shall be subject to Landlord’s inspection.

C.Requirements and Procedures

1.All reasonable construction noise shall be allowed during all hours, pursuant to all applicable government approvals and building rules and regulations. Extremely loud work (demolition or work impacting building structure or building occupants) shall be scheduled for hours outside of Business Hours. At such times when other tenants occupy the Building, core drilling or cutting shall be permitted only between the hours of 7:00 p.m. and 7:00 a.m. Monday through Friday and 4:00 p.m. on Saturday through 7:00 a.m. on Monday. All core drilling/cutting must be approved by the Base Building structural engineer. X-rays of areas may be required at Landlord’s engineer’s discretion. The property management office must be notified at least 24 hours prior to commencement of such work.

2.Prior to the initiation of any construction activity in the Building, Tenant shall make arrangements for use of the loading dock and elevators with the property management office. Upon initiation of construction activity in the Building, Tenant shall make arrangements for use of the loading dock and elevators with the property management office 48 hours in advance. Notwithstanding the foregoing, Tenant shall not have a priority over future tenants and/or their contractors in the use of the elevators and loading dock. No material or equipment shall be carried under or on top of the elevators. If the building manager deems an elevator operator is required, such operator shall be provided by the contractor at the contractor’s expense.

3.Tie-in of either fire alarm or sprinkler/fire suppression systems shall not occur until all other work related to such systems has been completed.

4.If a shutdown of risers and mains for electric, HVAC, sprinkler, fire protection, and plumbing work is required, work shall be scheduled with 48 hours’ advance notice. Drain downs or fill-ups of the sprinkler system or any other work to the fire protection system which may set off an alarm, must be accomplished between the hours of 7:00 p.m. and 7:00 a.m. Monday through Friday and 4:00 p.m. on Saturday through 7:00 a.m. on Monday.

5.The contractor must:

a.Properly supervise construction on the Premises at all times.

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b.Police the job at all times, continually keeping the Premises and Project orderly. All Tenant materials are to be reasonably neatly stacked.

c.Maintain cleanliness and protection of all areas, including elevator and lobbies.

d.If requested by Landlord, distribute I.D. badges provided by Landlord to all construction workers. Any construction worker without a valid badge will be escorted from the building. I.D. badges will be changed at the discretion of the property management office.

e.If other tenants occupy the building, provide the property management office with a list of those who are expected on the job after hours or during a weekend. Tenant shall use its best efforts to submit such list by noon on the day in which after hours work is scheduled.

f.Arrange for telephone service if necessary. The property management and security telephones will not be available for use by contractors.

g.Block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air system.

h.Avoid and prevent the disturbance of other tenants.

i.Tenant’s contractors and subcontractors may only park in parking areas at the Project specifically designated by Landlord.
6.If the contractor is negligent in any of its responsibilities, Landlord shall give Tenant notice of such negligence and a reasonable opportunity to cure such negligence (except in the case of emergencies or potential harm to persons or damage to property), at Tenant’s sole expense. If Tenant fails to cure timely such negligence, Landlord may elect to correct the same and Tenant shall be charged for the corrective work.

7.All equipment and material installation must be equal to the standards of workmanship and quality established for the Building.

8.Upon completion of the work, Tenant shall submit to the property management office properly executed forms or other documents indicating approval by all relevant agencies of the local government having jurisdiction over the Building whose approval is required for Tenant’s use and occupancy of the Premises.

9.Tenant shall submit to the property management office a final “as-built” set of drawings, together with a CAD disk (in AutoCAD format), showing all items of work in full detail.

10.Contractors who require security for the Premises during construction shall provide same at their sole expense. Landlord will not be liable for any stolen items from Tenant’s work area. It is suggested that the contractor and subcontractors use only tools and equipment bearing an identification mark denoting the contractor and subcontractor’s name.

11.All contractors/subcontractors/employees will enter and exit through the loading dock area, and use the freight elevator (to the extent applicable). Building passenger elevators may not be used. To the extent there is no loading dock or freight elevator at the Building, contractors must coordinate path of travel and elevator usage with Landlord prior to commencing any work in the Building.

12.Prior to the commencement of construction, Landlord and Tenant will inspect the Building, and Tenant will prepare and deliver to Landlord a memorandum setting forth any pre-construction damages to the Building. Any damage caused by the contractor to existing work of others shall be repaired or replaced at the sole cost and expense of the contractor to Landlord’s satisfaction.

13.The contractor shall be responsible for the protection of finished surfaces of public areas (floors, walls, ceiling, etc.).

14.Tenant shall pay all utility costs after the delivery of the Premises to Tenant, and during any construction period. If required by Landlord at any time during the completion of the Leasehold Improvements, Tenant shall install, at Tenant’s sole cost and expense, electric submeters on each floor of the Premises. All electric power to Tenant’s contractor and subcontractors’ tools shall be
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powered through such submeters. Tenant shall pay Landlord for use of such electric power within 30 days after written demand. If Tenant requests that Landlord provide central heating or air conditioning, Tenant shall be charged the then-prevailing hourly rate for such central heating or air conditioning service.

15.Contractors shall not use any restroom facilities in the Building without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.. Any damages to these facilities will be repaired by the contractor at its sole cost and expense. Landlord will provide no janitorial services to such restrooms.

16.The contractor must arrange to have freight or stock received by its own forces. Contractors and subcontractors are required to submit to the property management office a written request for dock space for offloading materials and/or equipment required to construct Tenant’s space. All requests are to include the name of the supplier/hauler, time of expected arrival and departure from Landlord’s dock facility, name of contractors and subcontractors designated to accept delivery, and the location that the materials/equipment will be transported by the contractor/subcontractor. Disregard for this requirement will result in those vehicles being moved at the vehicle owner’s expense. Under no circumstances will a vehicle be parked and left in the loading dock. The contractor must provide for storage and removal of all trash at the contractor’s expense. The contractor is not allowed to use the building trash dumpster under any circumstances. Any building materials left in loading dock, service corridor, stairwell, garage, on the site, etc. will be removed from the Project at the contractor’s expense. Upon delivery of materials to the loading dock, tools, supplies, equipment, etc., the transport vehicle must be removed from the loading dock prior to the materials being carried to the worksite.

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Tenant work letter

EXHIBIT C-2
INSURANCE REQUIREMENTS

1.Minimum Insurance Coverages. The Contractor shall, throughout the duration of any contract or any work authorized under purchase order, at its expense, carry and from time to time renew, and will cause its subcontractors to do the same, included in the cost of the work pursuant to the Construction Contract, the following coverages and limits throughout the duration of the Construction Contract and thereafter, as specified herein, as will protect against claims that may arise out of or result from the Leasehold Improvements and/or operations related thereto for which the Contractor may be legally liable, whether performed by the Contractor, a subcontractor, anyone directly or indirectly employed by any of them, or anyone for whose acts they may be liable. Such lines of insurance must be maintained for no less than the following minimum limits, or such greater limits as required by Law, and issued by a company or companies licensed to do business in the state in which the Building is located, possessing an A.M. Best’s Rating of no less than “A-” and a financial size of “VIII” in the latest edition of Best’s Insurance Reports (except for the State Fund for Workers’ Compensation coverage, as applicable):

(a)worker’s compensation insurance and employers’ liability insurance, workers’ compensation insurance in statutory limits together with employer’s liability insurance in amounts of no less than $1,000,000 for bodily injury by accident (each accident), $1,000,000 bodily injury by disease (each employee), and $1,000,000 bodily injury by disease (policy limit).

(b)commercial general liability insurance, issued on an ISO CG 00 01 occurrence policy form or a substitute providing equivalent coverage, which must cover without limitation, liability arising from personal and advertising injury, ongoing and products-completed operations, and independent contractor liability. The Contractor shall carry coverage in amounts no less than $1,000,000 each occurrence and $2,000,000 general aggregate covering bodily injury and property damage, $1,000,000 personal and advertising injury, and $2,000,000 products-completed operations aggregate, or the applicable limits of insurance shown in the declarations, whichever are greater, including any indemnity and hold harmless clause Landlord may reasonably require, or in such other amounts Landlord may approve. The commercial general liability insurance policy shall: (i) apply the general aggregate separately to the Leasehold Improvements and/or operations related thereto by an aggregate limit per project endorsement on ISO form ISO CG 25 03 05 09 or equivalent form; (ii) continuously be maintained as to products-completed operations with respect to liability arising out of the Leasehold Improvements and/or operations related thereto; (iii) include a separation of insureds clause without any insured versus insured exclusion applicable to the Additional Insureds (as defined in the Lease); (iv) provide coverage for liability assumed under an “insured contract” (including tort liability of another assumed in a commercial contract) without any limiting modification or removal to the (x) definition thereof, or (y) insured contract exception to the contractual liability and employer’s liability exclusions; (v) not contain any classification limitation endorsement, which limits or excludes coverage applicable to the Leasehold Improvements and/or operations related thereto or construction type contemplated by the Construction Contract; (vi) not contain any exclusion with respect to “explosion, collapse, and underground” property damage hazards (if applicable to the tenant improvements and/or operations related thereto); (vii) not contain any exclusion or limitation with respect to resulting or consequential property damage to or from “your work”; (viii) cover incidental design liability arising from the insured’s construction means and methods without any exclusion with respect to professional liability broader than ISO endorsement CG 22 79 07 98; and (ix) if the Leasehold Improvements are located within 50 feet of a railroad, light rail, subway, or similar tracked conveyance, not contain any exclusion or limitation for coverage related thereto and include ISO endorsement CG 24 17 10 01 – Contractual Liability-Railroads or a substitute providing equivalent coverage.

(c)business automobile liability insurance, covering liability arising out of any auto, including owned (if any), non-owned, and hired autos, in an amount of no less than $1,000,000 combined single limit each accident for bodily injury and property damage, provided such non-owned and hired auto liability may be satisfied by appropriate endorsement to the commercial general liability insurance policy. If the Contractor and/or any subcontractor of any tier is hauling or transporting waste materials, or any other environmentally regulated substance that requires a regulated manifest, relating to the Leasehold Improvements and/or operations related thereto, the automobile liability insurance policy of the Contractor and/or subcontractor performing such operations must also include CA-9948 and MCS-90 endorsements.

(d)umbrella and/or excess liability insurance, in excess of commercial general liability, business automobile liability, employer’s liability, and, as applicable, contractor’s pollution liability insurance policies, concurrent to, and at least as broad as the underlying primary insurance policies, which must “drop down” over reduced or exhausted aggregate limits as to such underlying policies and contain a “follow form” statement. The Contractor must carry, or cause its subcontractors to carry, in amounts no less than the greater of: (i) $2,000,000 each occurrence and $2,000,000 in the aggregate; (ii) the limits carried by the Contractor and its subcontractors; or (iii) the Contractor’s umbrella/excess limits outlined in the Schedule of Coverage Limits below. The general aggregate limit must apply separately to the Leasehold Improvements and/or operations related thereto by an aggregate limit per project endorsement on ISO form pursuant to Section 1(b) above. Such umbrella/excess liability
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policy must be endorsed to provide that this insurance is primary to, and noncontributory with, any other insurance on which Landlord and the Additional Insureds are an insured, whether such other insurance is primary, excess, contingent, self-insurance, or insurance on any other basis. This endorsement must cause the umbrella/excess coverage to be vertically exhausted, whereby such coverage is not subject to any “Other Insurance” clause under this umbrella and/or excess liability policy.

(e)contractor’s pollution liability insurance, if the Contractor or any subcontractor is engaged for environmental abatement or remediation work, including treatment, storage, removal, or transport of hazardous substances at, to, or from the Project site, or work includes, but is not limited to, excavation, boring, grading, demolition, plumbing, HVAC, fire sprinkler and process piping, or any other work that could in any way contribute to or cause moisture to be introduced into the interior of the Building, either by construction, sealing, or penetrating any portion of the Building’s exterior envelope or releasing moisture within the Building, in amounts of no less than the greater of: (i) $1,000,000 each occurrence and $1,000,000 in the aggregate; (ii) the Contractor’s pollution liability insurance limits outlined in the Schedule of Coverage Limits below; or (iii) the limits carried by the Contractor and its subcontractors. This policy must include liability coverage for bodily injury and property damage, clean-up costs resulting from pollution conditions, as well as coverage for mold, accidental release of asbestos, and removal/transportation of underground storage tanks (if applicable to the Leasehold Improvements and/or operations related thereto). If the coverage required under this paragraph is written on a claims-made policy form, such coverage must apply with a retroactive date to reflect the date the commencement date of the Construction Contract, and continue in force by renewal or Extended Reporting Period provision for a minimum period equal to the greater of 6 years after Substantial Completion of the Leasehold Improvements and/or operations related thereto, or the period under which a claim can be asserted under the applicable statute of limitations and/or repose. Non-owned disposal site coverage for specified sites must be provided (by endorsement or its equivalent), if the Contractor or any subcontractor is disposing of hazardous material and/or waste(s).

(f)professional liability insurance, if the Contractor or any subcontractor is engaged to perform any professional design or engineering services, in amounts of no less than the greater of: (i) $2,000,000 each occurrence and $2,000,000 in the aggregate; (ii) the Contractor’s professional liability insurance limits outlined in the Schedule of Coverage Limits below; or (iii) the limits carried by such Contractor and its subcontractors. Such policy must: (A) continue in force by renewal or Extended Reporting Period provision for a minimum period equal to the greater of 6 years after Substantial Completion of the Leasehold Improvements and/or operations related thereto or the period in which a claim can be asserted under the applicable statute of limitations and/or repose; (B) not contain any exclusion or limitation in the definition of covered professional services applicable to the Leasehold Improvements and/or operations related thereto, as contemplated by the Construction Contract; and (C) not contain a deductible or self-insured retention in excess of $50,000 per claim, payment of which will be the sole responsibility of the Contractor or subcontractor, as applicable.

(g)a bailee’s floater if the Contractor or any subcontractor is engaged as a mover. Such floater shall be the amount of the full replacement cost of property in care, custody, and control of the Contractor or subcontractor.

(h)personal property insurance. The Contractor and its subcontractors are responsible for each party’s own property, tools, and equipment, including, all associated property insurance, deductibles, and claims related thereto.

(i)builder’s risk insurance written on Causes of Loss-Special Form or its equivalent, in the amount of the Leasehold Improvements, all work incorporated in the Building, and all materials and equipment related thereto, on a replacement cost basis without any co-insurance requirements or penalties. Notwithstanding the foregoing, builder’s risk insurance may be carried by Tenant in lieu of the Contractor.

2.Minimum Insurance Coverages for Tenant-Engaged Design Professionals. Tenant shall require any architect, structural engineer, design professional, or MEP engineer (each, a “Design Professional”) retained or contracted by Tenant to carry, and to cause its subcontractors to carry, throughout the duration of any contract or any work authorized under purchase order, at their expense, the coverages and limits required of Contractor in Section 1 of this Exhibit C-2 and comply with all terms and conditions in Section 3 of this Exhibit C-2, provided, however, if lower limits are shown for that related Design Professional in the Schedule of Coverage Limits below, then that Design Professional may carry limits equal to the greater of those limits in the Schedule of Coverage Limits or what they actually carry.

3.Additional Insurance Requirements.

(a)To the fullest extent permitted by Law, the commercial general liability (including ongoing and products-completed operations coverage), automobile liability, umbrella/excess liability, and, as
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applicable, contractor’s pollution liability insurance policies must be endorsed to include the Additional Insureds as additional insureds to each of the applicable policies, which must be at least as broad as the coverage afforded to the named insured thereunder. This insurance must be primary and any other insurance that may be available to Landlord or any Additional Insured must be excess and noncontributory, which must be afforded by policy endorsement. Such additional insured coverage as to the commercial general liability insurance policy must be afforded by way of scheduled endorsement ISO CG 20 37 07 04 together with CG 20 10 07 04 or their equivalent. The additional insured and primary and noncontributory endorsements shall: (i) be furnished to and approved by Landlord prior to the commencement of the Leasehold Improvements; and (ii) not contain any limitation or exclusion due to the requirement of contractual privity between any such person or organization required to be included as an additional insured and the named insured. Defense will be provided as an addition to and not included within the limit of liability.

(b)An insurance certificate in the customary form, naming Landlord and any Additional Insureds and evidencing that premiums therefor have been paid, shall be delivered to Landlord simultaneously with the execution of any contract and prior to performing any work authorized under a purchase order. Evidence of the Project name and address must be listed in the description section of the certificate and on all endorsements specific to the Leasehold Improvements. Within 15 days prior to expiration of such insurance, a like certificate shall be delivered to Landlord evidencing the renewal of such insurance together with evidence satisfactory to Landlord of payment of the premium. All certificates must contain a provision that if such policies are canceled or changed during the periods of coverage as stated therein, in such a manner as to affect the coverages evidenced in this certificate, written notice will be mailed to Landlord by registered mail 30 days prior to such cancellation or change. In no event will any acceptance of certificates of insurance and endorsements by Tenant, or failure of the Contractor (or any subcontractor) to provide certificates of insurance and endorsements as required hereunder, be construed as a waiver of or estoppel to assert the Contractor’s obligations to procure and maintain the insurance coverages in accordance with the insurance requirements set forth in this Exhibit C-2.

(c)The Contractor and its subcontractors must properly endorse each respective policy to waive rights of subrogation in favor of Landlord and the Additional Insureds. The waiver of subrogation endorsements must be furnished to and approved by Landlord prior to the commencement of any work. If Tenant is carrying Builder’s Risk Insurance, such policy shall be endorsed to include a waiver of subrogation in favor of Landlord and any Additional Insureds.

(d)Each insurance policy required under this Exhibit C-2 shall not be canceled or materially modified without at least 30 days’ advance written notice to Landlord. Contractor’s and each subcontractor’s insurance policies must be endorsed to extend notice of cancellation rights to Landlord, to the extent commercially available thereunder.

(e)Neither the maintenance of any insurance policy nor compliance with the minimum limits required hereunder will be deemed to limit or restrict in any way the Contractor’s or subcontractor’s liability in connection with or arising out of the Leasehold Improvements and/or operations related thereto or the indemnification obligations set forth in the contract.

(f)The deductible or self-insured retention amount related to any insurance required under this Exhibit C-2: (i) must not exceed $25,000, unless otherwise set forth hereunder this Exhibit C-2 and/or approved by Landlord in writing; (ii) will not be borne by Landlord or any Additional Insured; (iii) must be evidenced on the appropriate certificate of insurance; and (iv) will not be included in the cost of the Leasehold Improvements.
(g)Landlord reserves the right to reasonably require such other insurance, written in such other amounts, terms, and conditions, against other insurable hazards that at the time are commonly insured against in the case of projects similar in nature, construction type, and geographic location to the Leasehold Improvements and/or as otherwise required by Landlord’s mortgagee, if any.

Schedule of Coverage Limits

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Scope of Services	Umbrella/Excess Liability	Professional Liability	Contractor's Pollution Liability
Trade Contractors
Carpentry	$2M/$2M
Electrical	$2M/$2M	$2M
Plumbing	$2M/$2M	$2M	$2M
HVAC	$2M/$2M	$2M	$2M
Drywall	$2M/$2M		$1M
Demolition	$5M/$5M		$2M
Excavation, Underpinning & Pile Driving	$2M/$2M	$2M	$2M
Scaffolding	$5M/$5M
Foundation	$2M/$2M
Elevators Construction and Permanent – Maintenance and Consultants	$10M/$10M	$2M	$2M (hydraulic elevators)
Concrete	$2M/$2M	$2M	$2M
Masonry	$2M/$2M	$2M	$2M
Window Installation	$2M/$2M	$2M	$2M
Steel Erection	$5M/$5M
Roofing	$2M/$2M		$2M
Cranes and Operations (> 21 tons)	$25M/$25M	$2M
Cranes and Operations (< 21 tons)	$10M/$10M	$2M
Additional Trades and Services
Fence Contractors	$1M/$1M
Interior Designers and Decorators	$1M/$1M	$2M
Fire protection equipment installation, service, repair	$5M/$5M	$2M
Fire / Life-Safety System P/M, Testing	$2M/$2M	$1M
Sprinkler Installation or Repair	$2M/$2M	$2M	$2M
Landscaping (use of heavy equipment and/or chemicals)	$2M/$2M	$2M	$2M
A/C Equipment & Systems Contractors	$2M/$2M	$2M	$2M
Hazardous Materials	$5M/$5M	$2M	$5M
Parking Lot - Patching / Re-Paving	$2M/$2M
Surveys and Layout	$2M/$2M	$2M
Architects/Architectural Consultants	$2M/$2M	$2M
Waterproofing Contractors	$2M/$2M	$2M	$2M
Flooring / Carpeting Installation	$2M/$2M	$2M
Signage Installation / Repairs	$2M/$2M	$2M
Mechanical	$2M/$2M	$2M
Engineer - All Types	$2M/$2M	$2M
Welding Contractors	$2M/$2M	$2M
Asbestos/Mold/Lead Abatement/Underground Storage	$5M/$5M	$5M	$5M
Steam Boiler Installation, Service, Repair	$5M/$5M	$2M	$2M
Emergency Generator Maintenance	$2M/$2M
Portable Handheld Radio Maintenance	$1M/$1M
Office Equipment Maintenance	$1M/$1M
Movers	$2M/$2M
Overhead Garage Door Maintenance	$2M/$2M		$1M
Landscaping (no heavy equipment and/or use of chemicals)	$2M/$2M
Carpet Cleaning Services	$2M/$2M		$2M
Access control system maintenance	$2M/$2M	$2M	$2M
Locksmith	$1M/$1M
Window Washing and Rig Maintenance	$5M/$5M
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EXHIBIT D
[INTENTIONALLY DELETED]

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EXHIBIT E
RULES AND REGULATIONS

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RULES AND REGULATIONS

1. Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby, and any other part of the Building shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from the Premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the Building's tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2. No awnings or other projections may be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes and window blinds shall be of a quality, type, design, and color, and attached in a manner approved in writing by Landlord.

3. No showcases, display cases, or other articles may be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without the prior written consent of Landlord. All supplies shall be kept in designated storage areas. Tenant shall not use or permit the use of any portion of the Project for outdoor storage. No mats, trash, or other objects may be placed in the public corridors, hallways, stairs, or other common areas of the Building.

4. Restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags, or other substances may be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees, caused such damage. Bathing and changing of clothes is permitted only in designated shower/locker facilities, and is not permitted in restrooms.

5. Tenant shall not, without the prior written consent of Landlord, mark, paint, drill into, bore, cut, string wires, or in any way deface any part of the Premises or the Building except for the reasonable hanging of decorative or instructional materials on the walls of the Premises. Tenant shall remove seasonal decorations that are visible outside of the Premises within 30 days after the end of the applicable season.

6. Tenant shall not construct, install, maintain, use, or operate in any part of the Project any electrical device, wiring, or other apparatus in connection with a loud speaker system or other sound/communication system that may be heard outside the Premises.

7. No bicycles, mopeds, skateboards, scooters, or other vehicles may be brought into, used, or kept in or about the Building or in the common areas of the Project other than in locations specifically designated thereof. No animals or pets of any kind (other than a service animal performing a specified task), including without limitation fish, rodents, and birds, may be brought into, used, or kept in or about the Building. Rollerblading and roller skating is not permitted in the Building or in the common areas of the Project.

8. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No space in the Project may be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods, or property of any kind.

10. Tenant shall not make any unseemly or disturbing noises, or disturb or interfere with the occupants of the Building or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, lewd behavior, or in any other way. All passage through the Building's hallways, elevators, and main lobby shall be conducted in a quiet, businesslike manner. Tenant shall not commit or suffer any waste upon the Premises, the Building, or the Project, or any nuisance, or do any other act or thing that may disturb the quiet enjoyment of any other tenant in the Building or Project.

11. Tenant shall not throw anything out of the doors, windows, or down corridors or stairs of the Building.

12. Tenant shall not place, install, or operate in the Premises or in any part of the Project, any engine, stove, machinery, or electrical equipment not directly related to its business, including without limitation space

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heaters, coffee cup warmers, and small refrigerators, conduct mechanical operations, cook thereon or therein, or place or use in or about the Premises or the Project any explosives, gasoline, kerosene oil, acids, caustics, canned heat, charcoal, or any other flammable, explosive or hazardous material, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right to install and use a coffee machine, microwave oven, toaster, ice maker, refrigerator, and/or vending machine in compliance with all applicable Laws in a kitchen or break room designated as such by Landlord, provided Tenant shall use only stainless steel braided hoses. All supply waterlines shall be of copper (not plastic) tubing.

13. No smoking (including without limitation of cigarettes, cigars, and e-cigarettes) is permitted anywhere in the Premises, the Building, or the Project, including but not limited to restrooms, hallways, elevators, stairs, lobby, exit and entrance vestibules, sidewalks, and parking lot areas, provided smoking shall be permitted in any Landlord-designated exterior smoking area. All cigarette ashes and butts shall be deposited in the containers provided for such disposal, and shall not be disposed of on sidewalks, parking lot areas, or toilets.

14. Tenant shall not install any additional locks or bolts of any kind upon any door or window of the Building without the prior written consent of Landlord. Tenant shall, upon the termination of its tenancy, return to Landlord all keys for the Premises, either furnished to or otherwise procured by Tenant, and all security access cards to the Building.

15. Tenant shall keep all doors to hallways and corridors closed during Business Hours except as they may be used for ingress or egress.

16. Tenant shall not use the name of the Building, Project, Landlord, or Landlord's agents or affiliates in any way in connection with its business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant that, in Landlord's sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. Tenant shall be responsible for all security access cards issued to it, and shall secure the return of all security cards from all employees terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building tenants and/or their employees may have security access cards unless Landlord grants prior written approval.

18. All deliveries to the Building that involve the use of a hand cart, hand truck, or other heavy equipment or device shall be made via the freight elevator, if such freight elevator exists in the Building. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building. Tenant shall procure and deliver to Landlord a certificate of insurance from its movers, which certificate shall name Landlord as an additional insured.

19. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material that violates any of these rules and regulations.

20. Tenant shall refer all contractors, contractor's representatives, and installation technicians rendering any service on or to the Premises, to Landlord for Landlord's approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any other physical portion of the Building. Landlord reserves the right to require that all agents of contractors and vendors sign in and out of the Building.

21. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted, without Landlord's consent, not to be unreasonably withheld, conditioned, or delayed. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may reasonably deem necessary, and further to require compliance with such reasonable and

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uniformly applied rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it reasonably considers necessary to remove the danger, annoyance, or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the suite number of the office to which such wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating such wires.

22. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself or herself to Landlord's management or security personnel.

23. Landlord may require, at its sole option, all persons entering the Building outside of Business Hours to register at the time they enter and at the time they leave the Building.

24. No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

25. Tenant shall not use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during breaks or during lunch periods.

26. No canvassing, soliciting, or peddling is permitted in the Building or its common areas.

27. Tenant shall comply with all Laws regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse, and Landlord's recycling policy for the Building.

28. Landlord does not maintain suite finishes that are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at tenant's expense.

29. Tenant shall clean at least once a year, at its expense, drapes in the Premises that are visible from the exterior of the Building.

30. No pictures, signage, advertising, decals, banners, etc. may be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31. Tenant is prohibited at all times from eating or drinking in hallways, elevators, restrooms, lobbies, or lobby vestibules outside of the Premises. Food storage shall be limited to a Landlord-approved kitchen or break room.

32. Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, invitees, agents, contractors, licensees, subtenants, and assignees.

33. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, hallways, elevators, lobby, exterior common areas, or other public portions or facilities of the Building.

34. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements shall be submitted in writing to Landlord.

35. Tenant is prohibited from interfering in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment at the Project.

36. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry regardless of whether such loss occurs when an area is locked against entry or not.

37. Landlord shall not permit entrance to the Premises by use of pass key controlled by Landlord, to any person at any time without written permission of Tenant, except employees, contractors or service personnel

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supervised or employed by Landlord.

38. Tenant shall observe and comply with the driving and parking signs and markers on the Project grounds and surrounding areas. Tenant shall comply with all reasonable and uniformly applied parking regulations promulgated by Landlord from time to time for the orderly use of vehicle parking areas. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow or with loading and unloading areas of other tenants. Tractor trailers shall be parked in areas designated for tractor trailer parking. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner's sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism, or theft. Tenant shall cooperate with Landlord in any reasonable and uniformly applied measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under the Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle that violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

39. Tenant shall not enter other separate tenants' hallways, restrooms, or premises except with prior written approval from Landlord's management.

40. Tenant shall not place weights anywhere beyond the load-per-square-foot carrying capacity of the Building.

41. Tenant shall comply with all laws, regulations, or other governmental requirements with respect to energy savings, not permit any waste of any utility services provided Landlord, and cooperate with Landlord fully to ensure the most effective and efficient operation of the Building.

42. The finishes, including floor and wall coverings, and the furnishings and fixtures in any areas of the Premises that are visible from the common areas of the Building are subject to Landlord's approval in its sole discretion. Selections for these areas shall be pre-approved in writing by Landlord.

43. Power strips and extension cords shall not be combined (also known as daisy chaining).

44. Candles and open flames are prohibited in the Building.

45. Guns, firearms, and other dangerous weapons (concealed or otherwise) are not allowed at the Project, subject to applicable Law (if any) requiring Landlord to so permit at the Project.

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Project, the operations thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which rules when made and notice thereof given to Tenant shall be binding upon Tenant in a like manner as if originally prescribed. As used in these rules and regulations, capitalized terms shall have the respective meanings given to them in the Lease to which these rules and regulations are attached, provided Tenant shall be responsible for compliance herewith by everyone under Tenant's reasonable control, including without limitation its employees, invitees, agents, contractors, licensees, subtenants and assignees, and a violation of these rules and regulations by any of the foregoing is deemed a violation by Tenant.

4 Revised 2014| Brandywine Realty Trust

EXHIBIT F

405 COLORADO GREEN BUILDING REQUIREMENTS

The following requirements are made part of the Tenant Improvements scope of work, are mandatory, and are not subject to Tenant approval. Nothing contained in this document shall be construed to deviate from other requirements set forth in the Lease. Tenants should review, understand, and complete the full requirements for stated LEED/AEGB credits using the reference documents as needed. SITE VISITS: All tenants shall schedule site visits as required with an AEGB representative at substantial completion of tenant finish-out, Landlord presence is recommended.

I. PLANS & SPECIFICATIONS (AEGB Basic Requirement 1)

Tenant is required to provide access to their complete set of plans and specifications for landlord review, at a minimum at the 100% Design Development (DD) and the Building Permit stages.

II. CURRENT CODES AND REGULATIONS (AEGB Basic Requirement 2)

Tenant is responsible for meeting all current City of Austin Codes with local amendments (including but not limited to energy, building, mechanical, plumbing, electrical, and current drainage and water quality standards applicable in project watershed).

III. BUILDING SYSTEMS COMMISSIONING (AEGB Basic Requirement 3) and FUNDAMENTAL COMMISSIONING OF BUILDING ENERGY SYSTEMS (LEED EAp1)

If the Tenant were to install their own systems or make changes to landlord-provided mechanical and/or electrical systems (including lighting systems), these systems must be commissioned by a third-party commissioning agent (CxA).

IV. BUILDING ENERGY PERFORMANCE (AEGB Basic Requirement 4) and Minimum Energy Performance/ Optimize Energy Performance (LEED EAp2/EAc1)

- Any HVAC equipment installed by the Tenant shall exceed the minimum efficiency requirements of the Current City of Austin Energy Code by 10%. VRF/VRV equipment, if used, shall meet ASHRAE 90.1-2010 (or later version) minimum efficiency requirements.
- All interior lighting within the Tenant Finish-out must show a reduced interior energy use to a level that is 15% below (minimum 15% savings) the requirements of the City of Austin Energy Code. Interior lighting power densities (LPD) (using the Space-By-Space Method) shall not exceed:
    - a) Office: 0.60 W/ft^2
    - b) Retail-Sales Area: 1.0 W/ft^2
    - c) Conference/Meeting/Multipurpose Rooms: 0.8 W/ft^2
    - d) Electrical/Mechanical Rooms: 0.7 W /ft^2
    - e) Restrooms: 0.7 W/ft^2

V. FUNDAMENTAL REFRIGERANT MANAGEMENT (LEED EAp3)

- HVAC&R (heating, ventilating, air-conditioning, and refrigeration) systems shall not use any chlorofluorocarbon (CFC)-based refrigerants. If reusing existing base building HVAC equipment, comprehensive CFC phase-out conversion shall be completed prior to project completion.

VI. ENHANCED REFRIGERANT MANAGEMENT (LEED EAc4)

- HVAC&R (heating, ventilating, air-conditioning, and refrigeration) systems shall not use any refrigerants. If refrigerants are used, these shall be selected to meet LEED requirements.

VII. INDOOR WATER USE REDUCTION (AEGB Basic Requirement 6) and WATER USE REDUCTION (LEED WEp1/WEc3)

- Any water fixtures installed by the Tenant shall not exceed the following flush and flow rates:
    - a) Water closets: 1.28 gallons per flush (gpf)
    - b) Urinals: 0.125 gpf
    - c) Lavatory faucets: 0.5 gallons per minute (gpm)
    - d) Kitchen sink faucets: 1.6 gpm
    - e) Commercial pre-rinse spray valves (food service applications): </=1.28 gpm; and
    - f) Showerheads: 1.5 gpm.
- Any residential style dishwashers and ice machines shall be ENERGY STAR Certified (or meet an AEGB approved performance equivalent).

VIII. LOW-EMITTING MATERIALS (AEGB Basic Requirement 7/IEQ 7 and LEED IEQ c4.1-4.4)

Interior Paints and Coatings:

405 Colorado - Tenant Lease Addendum – GREEN BUILDING REQUIREMENTS 1

All paints, primers, and anti-corrosive coatings applied on-site to the interior of the building by the Tenant must not exceed the most current VOC limits of Green Seal Environmental Standard GS-11. All coatings applied on-site to the interior of the building by the Tenant must not exceed the most current VOC limits of South Coast Air Quality Management District (SCAQMD) Rule 1113.

Interior Sealants and Adhesives:
All sealants and adhesives applied on-site to the building interior must not exceed the most current VOC limits of South Coast Air Quality Management District (SCAQMD) Rule 1168. If a specialty product does not have a low VOC option, the project must complete a '*VOC Budget*' to account for use of any non-compliant products.

Flooring Systems:
All flooring systems (carpets, carpet pads/cushions, hard flooring, engineered wood flooring, laminate flooring), all concrete, tile, wood, bamboo, and cork floor finishes such as sealants and stains, and all flooring adhesives and grouts must meet their respective green building certifications and/or standards and/or VOC limits, as applicable.

Composite Wood and Agrifiber Products:
Any installed composite wood and agrifiber products must not contain any added formaldehyde resins or should meet respective ULEF (ultra-low-emitting formaldehyde) resin emissions requirements.

Insulation products:
All installed insulation must contain no added formaldehyde resins, including urea formaldehyde, phenol formaldehyde, and urea-extended phenol formaldehyde.

Ceiling and Wall Systems:
All gypsum board, acoustical ceiling systems, and wall coverings installed in the building interior must be tested and determined compliant in accordance with California Department of Public Health (CDPH) Standard Method v1.1-2010, using the applicable exposure scenario.

IX. STORAGE & COLLECTION OF RECYCLABLES (AEGB Basic Requirement 8 and LEED MRp1)

Tenant shall comply with the requirements of the Austin Resource Recovery Universal Recycling Ordinance (URO) (Austin Ordinance No. 20130425-007), regardless of size or type of project.

- Restaurants/Food-service Tenants Only: Tenants with a major food service component or commercial kitchen must provide separation, storage, and collection of kitchen scraps and other compostable materials.

X. CONSTRUCTION WASTE MANAGEMENT (CWM) (AEGB Basic Requirement 9/ MR 1 and LEED MRc2)

Tenant shall recycle and/or salvage at least 75% (by weight) of non-hazardous construction and demolition waste, excluding excavated soil, stone, and land clearing debris. Diverted material must include at least four material streams (i.e. concrete, metal, wood, gypsum wallboard, paper and cardboard, plastic). Tenant shall submit weight tickets for all of the waste recycled, salvaged, or sent to the landfill to the Landlord and maintain up-to-date documentation showing compliance with the target diversion.

XI. MINIMUM INDOOR AIR QUALITY PERFORMANCE (LEED IEQp1)

All current and future leased spaces shall meet the indoor air quality requirements as outlined in Sections 4 through 7 of the ASHRAE (American Society of Heating, Refrigerating, and Air-Conditioning Engineers) Standard 62.1-2007 Ventilation for Acceptable Indoor Air Quality (with errata but without addenda). All equipment shall be designed using the ASHRAE 62.1 ventilation rate procedure or applicable local code, whichever is more stringent.

XII. ENVIRONMENTAL TOBACCO SMOKE (ETS) CONTROL (LEED IEQp2)

All tenants shall adhere to the NO-SMOKING Policy inside the building and in any of the outdoor spaces that fall within the building grounds.

XIII. OUTDOOR AIR DELIVERY MONITORING (LEED IEQc1)

All densely occupied spaces (density at or above 25 people per 1,000 sf) shall be designed to have a wall-mounted CO_2 (carbon-dioxide) monitor. Air quality indicators can be just a simple flashing alarm/light or more sophisticated, depending on design team.

XIV. PROCESS WATER USE REDUCTION (AEGB Water Use Reduction 3)

- Any new Clothes washers must be ENERGY STAR Certified.
- If Tenant is a Restaurant/Food Service category, meet respective AEGB energy and water efficiency

405 Colorado - Tenant Lease Addendum – GREEN BUILDING REQUIREMENTS 2

requirements for all new commercial kitchen equipment, including commercial dishwashers, food steamers, combination ovens, and food waste disposers.

XV. INDOOR CHEMICAL AND POLLUTANT SOURCE CONTROL (AEGB IEQ 1 and LEED IEQc5)
Tenant shall identify and isolate pollution point sources, which shall include but not be limited to janitorial closets/rooms, chemical storage, laboratories, large copy rooms, and print shops. For these spaces, tenant spaces shall employ strategies like full-height deck-to-deck partitions, hard-lid ceilings, direct ventilation, negative space pressurization, permanent entryway systems (grates, grilles, walk-off mats with scheduled weekly maintenance), and MERV 13 filtration (in accordance with ASHRAE Standard 52.2), as and where applicable.

XVI. CONSTRUCTION INDOOR AIR QUALITY (IAQ) (AEGB IEQ 11 and LEED IEQc3)
Tenant shall prevent the introduction of potentially hazardous contaminants into the building during any construction-related activities so as to protect the comfort and well-being of construction workers and other building occupants. and implement a Construction Indoor Air Quality Management Plan that meets or exceeds the recommended control measures of the Sheet Metal and Air Conditioning National Contractor's Association (SMACNA) "IAQ Guidelines for Occupied Buildings Under Construction." The plan should include each of these key areas of IAQ protection: Scheduling, Source Control, HVAC Protection, Pathway Interruption, and Housekeeping. If permanently installed air handlers are used during construction, filtration media with a minimum MERV of 8 shall be used at each return grille. Replace all media filters immediately prior to occupancy.

XVII. MOISTURE PREVENTION (AEGB IEQ 8)
To protect the health and well-being of building occupants, and promote integrity and durability of the building's structure and envelope by avoiding moisture intrusion, Tenant shall not install vinyl wall coverings, FRP, FRV, or other vapor barriers on the interior side of any exterior walls, shall install effective building drainage plane systems, and design/verify building pressurization.

XVIII. GREEN HOUSEKEEPING/ GREEN CLEANING
If Tenant is responsible for housekeeping, Tenant shall develop and implement a housekeeping program supported by a green cleaning policy, or refer to and support/adopt/follow the landlord provided green cleaning practices/program.

XIX. INTEGRATED PEST MANAGEMENT (IPM)
If Tenant is responsible for pest management, Tenant shall develop and implement an integrated pest management policy, or refer to and support/adopt/follow the landlord provided integrated pest management practices/program.

405 Colorado - Tenant Lease Addendum – GREEN BUILDING REQUIREMENTS 3